                                                                 EXHIBIT 10.5


                 FIRST AMENDMENT TO PENINSULA MARINA AND
                   OFFICE PARK OFFICE LEASE AGREEMENT


     THIS FIRST AMENDMENT TO PENINSULA MARINA AND OFFICE PARK OFFICE LEASE AGREEMENT is made and entered into as of February 15, 1999, by and between MARINA INVESTMENTS, INC. ("Landlord"), and INTERWAVE COMMUNICATIONS, INC., a California corporation ("Tenant").


                           R E C I T A L S:

     A. Landlord and Tenant have entered into that certain Peninsula Marina and Office Park Office Lease Agreement ("Lease") dated January 8, 1999, with respect to certain premises (the "Premises") consisting of approximately 27,909 rentable square feet, located in Peninsula Marina Office Park, and described therein as Suite 101 in Building 650, Suite 101 in Building 652, Suites 101, 103, 105, 106, 108, 200, 302 and 304 in Building 656 and Suites
105 and 205 in Building 658, Bair Island Road, Redwood City, California 94063-2704.

     B. Tenant desires to expand the Premises to include the approximately 624 rentable square feet located in Building 652, Suite 105, Bair Island Road, Redwood City and depicted on EXHIBIT A hereto as the "Expansion Area."


                                 AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1. AMENDMENT OF PARAGRAPH 1.6. Paragraph 1.6 of the Lease is hereby amended and restated in its entirety to read as follows:

        "1.6 PREMISES. Effective upon the Expansion Date (defined below), the term "Premises" shall mean Suite 101 in Building 650, Suites 101 and 105 in Building 652, Suites 101, 103, 105, 106, 108, 200, 302 and 304 in
     Building 656 and Suites 105 and 205 in Building 658, Bair Island Road, Redwood City, California 94063-2704, as more particularly outlined on the drawing attached hereto as EXHIBIT A and incorporated herein by reference. As used herein, "Premises" shall not include any storage area, which may be leased or rented pursuant to separate agreement."

     2. AMENDMENT OF PARAGRAPH 1.7. Paragraph 1.7 of the Lease is hereby amended and restated in its entirety to read as follows:

          "1.7 RENTABLE AREA OF THE PREMISES. Effective upon the Expansion Date, the term "Rentable Area of the Premises" shall mean 28,533 square feet, which Landlord and Tenant stipulate to be the rentable area of the Premises."

     3. AMENDMENT OF PARAGRAPH 1.13. Effective upon the Expansion Date, the Base Rent schedule set forth in Paragraph 1.13 shall be amended as follows:

                                 Monthly Base
                Months               Rent              Annual Base Rent
                ------           ------------          ----------------

     Expansion Date -9            $63,668.40              $764,020.80
                 10-21            $71,051.00              $852,612.00
                 22-33            $75,612.00              $907,344.00
                 34-49            $79,892.00              $958,704.00

     4. AMENDMENT OF PARAGRAPH 1.14. Paragraph 1.14 of the Lease is hereby amended and restated in its entirety to read as follows:

            "1.14 TENANT'S PERCENTAGE SHARE. Effective upon the Expansion Date, the term "Tenant's Percentage Share" shall mean 32.97% with respect to increases in Property Taxes and Operating Expenses (as such terms are hereinafter defined)."

     5. EXPANSION OF PREMISES. Effective February 15, 1999 (the "Expansion Date"), the Premises covered by the Lease shall be expanded to include the approximately 624 rentable square feet of the office space located in Building 652, Suite 105, Bair Island Road, Redwood City and depicted on EXHIBIT A hereto as the Expansion Area." The Expansion Area shall be delivered by Landlord to Tenant in its "AS IS" condition. Any and all improvements which Tenant desires to make to the Expansion Area shall be made in accordance with the terms of the Lease.

      6. EXHIBIT A. "Exhibit A" to the Lease is hereby deleted and replaced with EXHIBIT A attached hereto.

     7. RATIFICATION. Except to the extent expressly amended or modified hereby, the Landlord and Tenant hereby ratify and reaffirm each of the covenants, agreements, obligations, representations and warranties set forth in the Lease.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first above written.




LANDLORD:                               TENANT:

MARINA INVESTMENTS, INC.,               INTERWAVE COMMUNICATIONS, INC.,
a Delaware Corporation                  a California Corporation


By: /s/ Rim Antoine Hindieh             By: /s/ Illegible
   -----------------------------            -----------------------------------
Title: Rim Antoine Hindieh              Title: Chairman, President & CEO
       -------------------------               --------------------------------
             President
                                        By:
                                             ----------------------------------

                                        Title:
                                               --------------------------------

                           MARINA AND OFFICE PARK

                           OFFICE LEASE AGREEMENT


                         entered into by and between

                       Marina Investment, Inc., Landlord

                                      and

                   interWAVE Communications, Inc., Tenant

                            TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

ARTICLE 1   DEFINITIONS..................................................    1

      1.1   Landlord.....................................................    1
      1.2   Tenant.......................................................    1
      1.3   Project......................................................    1
      1.4   Buildings....................................................    1
      1.5   Building.....................................................    1
      1.6   Premises.....................................................    1
      1.7   Rentable Area of the Premises................................    1
      1.8   Common Areas.................................................    1
      1.9   Lease........................................................    1
      1.10  Lease Term...................................................    1
      1.11  Commencement Date............................................    1
      1.12  Expiration Date..............................................    2
      1.13  Base Rent....................................................    2
      1.14  Tenant's Percentage Share....................................    2
      1.15  Base Year....................................................    2
      1.16  Security Deposit.............................................    2
      1.17  Tenant's Permitted Use.......................................    2
      1.18  Business Hours...............................................    2
      1.19  Landlord's Address for Notices...............................    2
      1.20  Tenant's Address for Notices.................................    2
      1.21  Tenant's Address for Notices (Before Tenant Takes Possession
            of Premises..................................................    2
      1.22  Guarantor(s).................................................    2

ARTICLE 2   PREMISES.....................................................    2

      2.1   Lease of Premises............................................    2
      2.2   Acceptance of Premises.......................................    3
      2.3   Rentable Area of the Premises................................    3
      2.4   Right of First Offer.........................................    3

ARTICLE 3   TERM.........................................................    4

ARTICLE 4   RENTAL.......................................................    4

      4.1   Definitions..................................................    4
            (A) "Base Year"..............................................    4
            (B) "Property Taxes".........................................    4
            (C) "Operating Expenses".....................................    4
      4.2   Base Rent....................................................    7
      4.3   Adjustment Procedure; Estimates..............................    7
      4.4   Review of Landlord's Statement...............................    7
      4.5   Payment......................................................    8
      4.6   Late Charge; Interest........................................    9
      4.7   Additional Rental............................................    9

ARTICLE 5   ADDITIONAL TAXES.............................................    9

ARTICLE 6   SECURITY DEPOSIT.............................................    9

ARTICLE 7   USE OF PREMISES..............................................    9

      7.1   Tenant's Permitted Use.......................................    9


         7.2  Compliance With Laws and Other Requirements..................  9
         7.3  Hazardous Materials.......................................... 10

    ARTICLE 8 UTILITIES AND SERVICES....................................... 11

         8.1  Building Services............................................ 11
         8.2  Interruption of Services..................................... 13

    ARTICLE 9 MAINTENANCE AND REPAIRS...................................... 13

         9.1  Landlord Repairs............................................. 13
         9.2  Tenant Repairs............................................... 13
         9.3  Request for Repairs.......................................... 13
         9.4  Tenant Damages............................................... 13
         9.5  Landlord's Rights............................................ 14

    ARTICLE 10 ALTERATIONS, ADDITIONS AND IMPROVEMENTS..................... 14

         10.1 Landlord's Consent; Conditions............................... 14
         10.2 Performance of Alterations Work.............................. 14
         10.3 Liens........................................................ 14
         10.4 Lease Termination............................................ 15

    ARTICLE II INDEMNIFICATION AND INSURANCE............................... 15

         11.1 Indemnification.............................................. 15
         11.2 Property Insurance........................................... 16
         11.3 Liability Insurance.......................................... 16
         11.4 Workers' Compensation Insurance.............................. 16
         11.5 Policy Requirements.......................................... 17
         11.6 Waiver of Subrogation........................................ 17
         11.7 Failure to Insure............................................ 17

    ARTICLE 12 DAMAGE OR DESTRUCTION....................................... 17

         12.1 Damage....................................................... 17
         12.2 Reconstruction............................................... 17
         12.3 Rent Abatement............................................... 17
         12.4 Excessive Damage or Destruction.............................. 17
         12.5 Uninsured Casualty........................................... 18
         12.6 Waiver....................................................... 18
         12.7 Exception to Landlord's Obligations.......................... 18

    ARTICLE 13 CONDEMNATION................................................ 18

         13.1 Taking....................................................... 18
         13.2 Award........................................................ 18
         13.3 Temporary Taking............................................. 18

    ARTICLE 14 LANDLORD'S OPTION........................................... 19

    ARTICLE 15 ASSIGNMENT AND SUBLETTING................................... 19

         15.1 Restriction.................................................. 19
         15.2 Notice to Landlord........................................... 19
         15.3 Landlord's Recapture Rights.................................. 19
         15.4 Landlord's Consent; Standards................................ 19
         15.5 Additional Rent.............................................. 20
         15.6 Landlord's Costs............................................. 20



     15.7  Continuing Liability of Tenant................................   20
     15.8  Non-Waiver....................................................   20

ARTICLE 16 DEFAULT AND REMEDIES..........................................   20

     16.1  Events of Default by Tenant....................................  20
     16.2  Landlord's Right to Terminate Upon Tenant Default..............  21
     16.3  Landlord's Right to Continue Lease Upon Tenant Default.........  21
     16.4  Right of Landlord to Perform...................................  22
     16.5  Default Under Other Leases.....................................  22
     16.6  Non-Waiver.....................................................  22
     16.7  Cumulative Remedies............................................  22
     16.8  Default by Landlord............................................  22

ARTICLE 17 ATTORNEYS' FEES: COSTS OF SUIT.................................  23

     17.1  Attorneys' Fees................................................  23
     17.2  Indemnification................................................  23

ARTICLE 18 SUBORDINATION AND ATTORNMENT...................................  23

     18.1  Subordination..................................................  23
     18.2  Attornment.....................................................  23
     18.3  Mortgage and Ground Lessor Protection..........................  24

ARTICLE 19 QUIET ENJOYMENT................................................  24

ARTICLE 20 RULES AND REGULATIONS..........................................  24

ARTICLE 21 ESTOPPEL CERTIFICATES..........................................  24

ARTICLE 22 ENTRY BY LANDLORD..............................................  25

ARTICLE 23 LANDLORD'S LEASE UNDERTAKINGS - EXCULPATION FROM
           PERSONAL LIABILITY; TRANSFER OF LANDLORD'S INTEREST............  25

     23.1  Landlord's Lease Undertaking...................................  25
     23.2  Transfer of Landlord's Interest................................  26

ARTICLE 24 HOLDOVER TENANCY...............................................  26

ARTICLE 25 NOTICES........................................................  26

ARTICLE 26 MISCELLANEOUS..................................................  26

     26.1  Entire Agreement...............................................  26
     26.2  Amendments.....................................................  26
     26.3  Successors.....................................................  26
     26.4  Force Majeure..................................................  27
     26.5  Survival of Obligations........................................  27
     26.6  Light and Air..................................................  27
     26.7  Governing Law..................................................  27
     26.8  Severability...................................................  27
     26.9  Captions.......................................................  27
     26.10 Interpretation.................................................  27
     26.11 Independent Covenants..........................................  27
     26.12 Number and Gender..............................................  27
     26.13 Time is of the Essence.........................................  27
     26.14 Joint and Several Liability....................................  27




     26.15  Exhibits......................................................  27
     26.16  Offer to Lease................................................  27
     26.17  No Counterclaim; Choice of Laws...............................  28
     26.18  Rights Reserved by Landlord...................................  28

                       PENINSULA MARINA AND OFFICE PARK

                            OFFICE LEASE AGREEMENT

     THIS LEASE ("Lease"), dated as of JAN 8, 1999, is made and entered into by and between Marina Investments, Inc. ("Landlord") and interWAVE Communications, Inc., a California corporation (hereinafter "Tenant") upon the following terms and conditions.

                                   ARTICLE 1

                                  DEFINITIONS

     Unless the context otherwise specifies or requires, the following terms shall have the meanings specified herein:

     1.1  LANDLORD.  "Landlord" means Marina Investments, Inc.

     1.2  TENANT.  "Tenant" means interWAVE Communications, Inc.

     1.3 PROJECT. "Project" means the land, buildings, improvements and common areas comprising the Peninsula Marina Office Park.

     1.4. BUILDINGS. The term "Buildings" shall mean those office buildings located in the Project, Building Nos. 650, 652, 654, 656, 658 and any additional buildings that may be constructed hereafter, together with all related land, improvements, common areas, driveways, sidewalks and landscaping.

     1.5. BUILDING. The term "Building" shall mean each of the buildings in which the Leased Premises is located.

     1.6. PREMISES. The term "Premises" shall mean Suite 101 in Building 650, Suite 101 in Building 652, Suites 101, 103, 105, 106, 108, 200, 302 and
304 in Building 656 and Suites 105 and 205 in Building 658, Bair Island Road, Redwood City, California 94063-2704, as more particularly outlined on the drawing attached hereto as EXHIBIT A and incorporated herein by reference.
As used herein, "Premises" shall not include any storage area, which may be leased or rented pursuant to separate agreement.

     1.7 RENTABLE AREA OF THE PREMISES. The term "Rentable Area of the Premises" shall mean 27,909 square feet, which Landlord and Tenant stipulate to be the Rental Area of the Premises.

     1.8 COMMON AREAS. The term "Common Areas" shall mean all areas in the Project not reserved for the exclusive use of the Landlord, Tenant, or any other tenant, including the areas on individual floors devoted to corridors, fire vestibules, elevator foyers, lobbies, electric and telephone closets, restrooms, mechanical rooms, janitor closets and other similar facilities for the benefit of all tenants (or invitees) on the particular floor, parking facilities, walkways and landscaped areas. Landlord retains the right to make changes in boundaries and in facilities, and to grant exclusive rights over certain Common Areas. Landlord retains the right to the user and licensing of the use of, the exterior walls and roof of the Buildings and to the name of the Project.

     1.9 LEASE. The term "Lease" shall mean this Lease document and any Exhibits and Addenda attached hereto now or in the future.

     1.10 LEASE TERM. The term "Lease Term" shall mean the period between the Commencement Date and the Expiration Date (as such terms are hereinafter defined), unless sooner terminated or renewed as otherwise provided in this Lease.

     1.11 COMMENCEMENT DATE. Subject to adjustment as provided in Article 3, the term

"Commencement Date" shall mean September 1, 1998.

    1.12 EXPIRATION DATE. The term "Expiration Date" shall mean September 30, 2002.

    1.13 BASE RENT. Subject to adjustment as provided in Article 4, the term "Base Rent" shall mean:

                                Monthly Base
         Months                     Rent                  Annual Base Rent
         ------                 ------------              ----------------
          1-4                    $57,014.00                 $684,168.00
          5-9                    $62,202.00                 $746,424.00
          10-21                  $69,491.00                 $833,892.00
          22-33                  $73,959.00                 $887,508.00
          34-49                  $78,145.00                 $937,740.00

which Base Rent is calculated in accordance with the Rent Schedule attached hereto and incorporated herein.

    1.14 TENANT'S PERCENTAGE SHARE. The term "Tenant's Percentage Share" shall mean 32.25% with respect to increases in Property Taxes and Operating Expenses (as such terms are hereinafter defined).

    1.15 BASE YEAR. The term "Base Year" shall mean the calendar year 1998.

    1.16 SECURITY DEPOSIT. The term "Security Deposit" shall mean Forty-Four Thousand Nine Hundred Sixteen and 10/100's Dollars ($44,916.10), currently held by Landlord.

    1.17 TENANT'S PERMITTED USE. The term "Tenant's Permitted Use" shall mean general office and development and light manufacturing (using no heavy equipment) of electronic equipment use.

    1.18 BUSINESS HOURS. The term "Business Hours" shall mean the hours of 8:00 a.m. to 6:00 p.m., Monday through Friday and with respect to Building 656 only, also the hours of 9:00 a.m. to 1:00 p.m., Saturday (federal and state holidays excepted).

    1.19 LANDLORD'S ADDRESS FOR NOTICES. The term "Landlord's Address for Notices" shall mean: Peninsula Marina Office Park, 650 Bair Island Road, Suite 204, Redwood City, California 94063-2704.

    1.20 TENANT'S ADDRESS FOR NOTICES. The term "Tenant's Address for Notices" shall mean 656 Bair Island Road, Suite 108, Redwood City, California 94063-2704.

    1.21 (Intentionally Omitted.)

    1.22 (Intentionally Omitted.).


                                   ARTICLE 2

                                   PREMISES

    2.1 LEASE OF PREMISES. Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, upon all of the terms, covenants and conditions contained in this Lease. On the Commencement Date described herein, Landlord shall deliver the Premises to Tenant "AS IS" except only for any covenants or representations made in any attached addendum and Tenant accepts the Premises in its present condition and acknowledges that Landlord has no responsibility or obligation to make any tenant improvements whatsoever. Notwithstanding the foregoing, Landlord shall repair and take such other measures as are necessary to eliminate flooding in the breezeway between Buildings 656 and 658 of the Project.

     2.2 ACCEPTANCE OF PREMISES. Tenant acknowledges that Landlord has not made any representation or warranty with respect to the condition of the Premises or the Building or with respect to the suitability or fitness of either for the conduct of Tenant's Permitted Use or for any other purpose.

     2.3 RENTABLE AREA OF THE PREMISES. The square feet referred to in paragraph 1.7 of the Lease reflects Landlord's good faith estimate of the approximate rentable area of the Premises based upon information supplied to Landlord by its architect.

     2.4 RIGHT OF FIRST OFFER.

         (A) Landlord shall make a one-time offer to Tenant as provided below in the event that Landlord, in its sole and absolute discretion, desires to lease premises within the Project adjacent to any portion of the Premises ("Adjacent Premises") to any party other than the then-current tenant of such premises, provided that each of the following conditions is met: (1) Tenant is not then in default under this Lease beyond the expiration of any applicable cure period and has not, at any prior time during the Term, been in default of any material term this Lease after expiration of any applicable grace or cure period; and (ii) interWAVE Communications, Inc., a California corporation, shall be and have been during the entire Term the Tenant under this Lease and shall not have made any sublet in the aggregate in excess of 5,000 square feet of rentable area, assignment or other transfer of this Lease, the Premises or any portion thereof during the Term.

         (B) Any offer of a Adjacent Premises by Landlord to Tenant shall be upon the following terms and conditions: (1) Landlord's offer to Tenant shall be at a rental and such upon other economic and business terms as Landlord intends to offer the Adjacent Premises to third parties; (2) except as may be otherwise expressly provided in Landlord's offer, the lease shall not provide any construction allowance or tenant improvement allowance to Tenant but shall provide that Tenant is responsible to accept the offered premises in "AS-IS" condition and, at Tenant's sole cost and expense, to do construction and installation work in and to the new premises to prepare the same for use by Tenant, in accordance with the applicable criteria of Landlord; (3) the use permitted under such lease shall be the same as Tenant's Permitted Use specified in Section 1.17 of this Lease; and (4) the lease shall otherwise be upon the terms and conditions of this Lease.

         (C) For a period of fourteen (14) days following Landlord's offer, Tenant shall have the right to accept the offer by written notice given to Landlord. In the event that Landlord, at the time of making its offer to Tenant, shall have provided Tenant with execution copies of a written lease agreement embodying the offered terms, which execution copies shall conform to the requirements of this Section 2.4, Tenant's written notice of acceptance of Landlord's offer shall be effective only if such execution copies are duly executed and delivered by Tenant to Landlord at the time notice of acceptance is given. If Landlord's offer is not accompanied by execution copies, Tenant shall execute and return to Landlord execution copies of a written lease agreement embodying the offered terms within ten
(10) days after Landlord sends the same to Tenant.

         (D) In the event that Tenant shall fail to accept any offer made by Landlord as provided in the foregoing provisions of this Section 2.4, Landlord shall have no further obligation whatsoever to offer to Tenant such Adjacent Premises or to negotiate with Tenant for a lease covering the Adjacent Premises, unless Landlord fails to lease such Adjacent Premises to a third party for no less than ninety-five percent (95%) of the rental offered to Tenant (taking into account all financial terms of the Lease, including, but not limited to, base rent, tenant improvement allowances and free rent periods). In the event that Landlord desires to offer the Adjacent Premises for lease at a market rate of less than ninety-five percent (95%) of the rental Landlord offered Tenant, than Landlord shall offer the Adjacent Premises to Tenant again in accordance with the provisions of this
Section 2.4.

                                   ARTICLE 3

                                     TERM

    Except as otherwise provided in this Lease, the Lease Term shall be for the period described in Section 1.10 of this Lease, commencing on the Commencement Date described in Section 1.11 of this Lease and ending on the Expiration Date described in Section 1.12 of this Lease; provided, however, that, if, for any reason, Landlord is unable to deliver possession of the Premises on the date described in Section 1.11 of this Lease, Landlord shall not be liable for any damage caused thereby, nor shall the Lease be void or voidable, but, rather, the Lease Term shall commence upon, and the Commencement Date shall be, the date that possession of the Premises is so tendered to Tenant (except for Tenant-caused delays which shall not be deemed to delay commencement of the Lease Term), and the Expiration Date described in Section 1.12 of this Lease shall be extended by an equal number of days.

    As of the date of this Lease, Tenant occupies the Demised Premises pursuant to a written lease dated August 1, 1994, as amended (the "Existing Lease"). The term of the Existing Lease is hereby terminated as of 11:59 p.m. on the day immediately preceding the commencement of the term of this Lease, in the same manner as if such date were originally specified in the Existing Lease as the date the term thereof expired.

                                   ARTICLE 4

                                    RENTAL

    4.1  DEFINITIONS. As used herein,

         (A) "Base Year" shall mean the calendar year 1998. Tenant shall be responsible for paying Tenant's Percentage Share of the increase in Building Operating Expenses, if any, above the Operating Expenses for the Base Year and the Tenant's Percentage Share of increases in Property Taxes over Property Taxes during the Base Year. The Base year figure for Building Operating Expenses and Property Taxes shall be based on an assumed ninety-five percent (95%) occupancy level with real property taxes to be projected as if fully assessed.

         (B) "Property Taxes" shall mean all payments and related expenses paid or incurred by Landlord with respect to taxes and assessments affecting the Project or the Premises, including without limitation, any form of real property tax, assessment, special assessment(s), transit tax or assessment, benefit assessment, business or license fee or tax, commercial rental tax, and any tax or similar imposition in substitution for any of the foregoing imposed by any governmental or quasi-governmental authority, including but not limited to any increases in any such tax as a result of any sale, transfer, financing, refinancing or exchange of the Project, or any part thereof, and any reasonable attorneys' fees, accounting and appraisal fees and other costs incurred in connection with any proceedings to contest or determine any taxes or assessments. "Property Taxes" shall not include any federal, state or local net income, franchise, gift, estate or inheritance tax; or any documentary transfer, stamp, recording or other similar transfer tax assessed upon a transfer of an interest of Landlord in the Project. With respect to improvements within the Project the construction of which is typically financed by a loan or loans secured by all or a portion of land comprising a project or by the investment made by the owner of a project, in the event Landlord elects to finance the construction of such improvements by means of the creation of a special assessment district covering only the Project or by means of bonded indebtedness repayable through the imposition of a special tax exclusively upon the Project, neither the assessments attributable to such special assessment district nor any such special tax shall be included within "Property Taxes" for purposes of determining the amount Tenant is required to pay pursuant to Article 4.

         (C) "Operating Expenses" shall mean all costs, fees, disbursements and expenses paid or incurred by or on behalf of Landlord in the operation, ownership, maintenance, insurance, management, replacement and repair of the Project (excluding Property Taxes) including without limitation:

[GRAPHIC]

              (i) Premiums for property, casualty, liability, rent interruption and other types of insurance carried by Landlord.

              (ii) Salaries, wages and other amounts paid or payable to personnel including the Project manager, superintendent, operation and maintenance staff, and other employees of Landlord involved in the maintenance and operation of the Project, including contributions and premiums towards fringe benefits, unemployment, disability and worker's compensation insurance, pension plan contributions and similar premiums and contributions and the total charges of any independent contractors or property managers engaged in the operation, repair, care, maintenance and cleaning of any portion of the Project.

              (iii) Cleaning expenses, including without limitation janitorial services, window cleaning, and garbage and refuse removal.

              (iv) Landscaping expenses, including without limitation irrigating, trimming, fertilizing, and replacing plants.

              (v) Heating, ventilating, air conditioning and steam/utilities expenses, including fuel, gas, electricity, water, sewer, telephone, and other services.

              (vi) The cost of maintaining, operating, repairing and replacing components of equipment or machinery, including without limitation heating, refrigeration, ventilation, electrical, plumbing, mechanical, elevator, escalator, sprinklers, fire/life safety, security and energy management systems, including service contracts, maintenance contracts, supplies and parts.

              (vii) Other items of repair or maintenance of elements of the Project.

              (viii) The cost of the rental of any machinery or equipment and the cost of supplies used in the maintenance and operation of the Project.

              (ix) Audit fees and the cost of accounting services incurred in the preparation of statements referred to in this Lease and financial statements, and in the computation of the rents and charges payable by tenants of the Project.

              (x) The costs of improvements, repairs, or replacements to the Project or the equipment or machinery used in connection with the Building if the capital improvement is made after the date of this Lease and is intended to reduce Operating Expenses; provided, however, any such costs which are properly charged to a capital account shall not be included in Operating Expenses in a single year but shall instead be amortized over their useful lives, as reasonably determined by the Landlord in accordance with generally accepted accounting principles, and only the annual amortization amount shall be included in the Operating Expenses for a particular year.

              (xi) Reasonable legal fees and expenses, including, but not limited to, such expenses that relate to seeking or obtaining reductions in or refunds of Property Taxes, or components thereof.

              (xii) A fee for the administration and management of the Building appropriate to the first class nature of the Building as reasonably determined by the Landlord from time to time.

              (xiii) The cost of any improvements, capital expenditures, repairs or replacements to the Project, or any equipment or machinery used in connection with the Project, if any such item is required under governmental laws, regulations, ordinances, or interpretations thereof, which were not applicable to the Project at the time the Project was constructed; provided, however, that any such costs which are properly charged to a capital account shall not be payable in a single year but shall instead be amortized over their useful lives, as reasonably determined by the Landlord in accordance with generally acceptable accounting principles, and only the annual amortization amount (prorated based on the number of days of the Lease term in the calendar year) shall be payable by the Tenant with respect to any calendar year.


          Notwithstanding anything contained in this Section 4.1, Operating Expenses shall not include the following:

              (a) Fines or penalties which Landlord incurs by reason of its failure to comply with applicable laws.

              (b) Fines, penalties or damages which Landlord incurs by reason of its failure to perform any obligation under this Lease or under other leases of premises in the Premises;

              (c) Any items for which Landlord is reimbursed by insurance or otherwise compensated, to the extent of the net receipts from such insurance or compensation, including direct reimbursement by any tenant or occupant of the Project (exclusive of reimbursement pursuant to a provision similar to Article 4 of this Lease);

              (d) The costs and expenses incurred by Landlord in performing work necessary to remedy violations of code requirements concerning Project improvements where such code requirements were applicable at the time of the initial installation or construction of such improvements;

              (e) The cost of providing or performing improvements, work or repairs to or within the premises of another tenant or occupant of the Project where such improvements are of a nature which are not Landlord's responsibility to perform pursuant to this Lease, except where Landlord may do such improvements, work or repairs both to such other premises and to the Premises;

              (f) Costs associated exclusively with the operation of the marina and related recreational facilities;

              (g) Legal and other fees, leasing commissions, advertising expenses and other costs incurred exclusively in connection with the leasing of the Project;

              (h) Costs attributable to enforcing leases against other tenants in the Project, such as attorneys' fees, court costs, adverse judgments and similar expenses;

              (i) Depreciation on maintenance or operating equipment if and to the extent that the replacement cost thereof is or has previously been included within Operating Expenses;

              (j) Reserve funds for expenses anticipated to be incurred in later calendar years;

              (k) Any interest or principal payments on financing secured by a deed of trust or mortgage on the Project;

              (l) Costs associated exclusively with the operation of the business of the entity which constitutes Landlord which are not directly related to the operation of the Project and which relate to the following: the formation of the entity which constitutes Landlord, the internal accounting and legal matters which relate exclusively to preparation of the tax returns and financial statements of such entity, together with the gathering of data therefor, the cost of defending any lawsuits with any mortgage (except as the actions of Tenant may be an issue); the costs of selling, syndication, financing, mortgaging or hypothecating any of Landlord's interest in the real property and improvements constituting the Project; and the costs of any dispute between Landlord and any employee to the extent that the other costs attributable to the employment of such employee are not permitted to be included within Operating Expenses pursuant to this Lease; and

               (m) The cost of inspecting, monitoring and remediating Hazardous Materials brought onto the Project by Landlord or its employees or agents;

          In the case of any Operating Expense that is a capital expenditure in accordance with generally accepted accounting principles for the office building industry, the amount payable by Tenant under this Lease in respect of such expenditure shall be determined by amortizing the expenditure over a useful life determined by Landlord in accordance with such accounting principles, and Landlord may include a provision for interest on the remaining unamortized balance.

     4.2 BASE RENT. During the Lease Term, Tenant shall pay to Landlord as rental for the Premises the Base Rent described in Section 1.12 above, subject to the following adjustments (herein called the "Rent Adjustments"). During each calendar year subsequent to the Base Year, the Base Rent payable by Tenant to Landlord shall be increased by (collectively, the "Tax and Operating Expense Adjustment"): (i) Tenant's Percentage Share of the total dollar increase, if any, in Property Taxes paid or incurred by Landlord during such year over Property Taxes for the Base Year, and (ii) Tenant's Percentage Share of the total dollar increase, if any, in Operating Expenses paid or incurred by Landlord during such year over Operating Expenses paid or incurred by Landlord during the Base Year.

     4.3 ADJUSTMENT PROCEDURE; ESTIMATES. The Tax and Operating Expense Adjustment specified in Section 4.2 shall be determined and paid as follows:

          (A) During each calendar year subsequent to the Base Year, Landlord shall give Tenant written notice of its estimate of any increased amounts payable under Section 4.2 for that calendar year. On or before the first day of each calendar month during the calendar year. Tenant shall pay to Landlord one-twelfth (1/12th) of such estimated amounts, provided, however, that, not more often than quarterly, Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.

          (B) Within ninety (90) days after the close of each calendar year or as soon thereafter as is practicable, Landlord shall deliver to Tenant a statement of that year's actual Property Taxes and Operating Expenses, as determined and certified by Landlord (the "Landlord's Statement") and such Landlord's Statement shall be binding upon Landlord and Tenant, except as provided in Section 4.4 below. If the amount of the actual Tax and Operating Expenses is more than the estimated payments for such calendar year made by Tenant, Tenant shall pay the deficiency to Landlord upon receipt of Landlord's Statement. If the amount of the actual Tax and Operating Expenses is less than the estimated payments for such calendar year made by Tenant, any excess shall be credited against Rent (as hereinafter defined) next payable by Tenant under this Lease or, if the Lease Term has expired, any excess shall be paid to Tenant. No delay in providing the statement described in this subparagraph (B) shall act as a waiver of Landlord's right to payment under Section 4.2.

          (C) If this Lease shall terminate on a day other than the end of a calendar year, the amount of the Tax and Operating Expense Adjustment to be paid pursuant to Section 4.1 that is applicable to the calendar year in which such termination occurs shall be prorated on the basis of the number of days from January 1 of the calendar year to the termination date bears to 365. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Section 4.2 to be performed after such termination.

     4.4 REVIEW OF LANDLORD'S STATEMENT. Provided that Tenant is not then in default under this Lease and provided further that Tenant strictly complies with the provisions of this Section 4.4, Tenant shall have the right, once each calendar year, to reasonably review supporting data for any portion of a Landlord's Statement that Tenant claims is incorrect, in accordance with the following procedure:

          (A) Tenant shall, within ten (10) business days after any such Landlord's Statement is delivered, deliver a written notice to Landlord specifying the portions of the Landlord's Statement that are claimed to be incorrect, and Tenant shall simultaneously pay to Landlord all amounts due from Tenant to Landlord as specified in the Landlord's Statement. Except as expressly set forth in subsection (C) below, in no event shall Tenant be entitled to withhold, deduct, or offset any monetary obligation of Tenant to Landlord under the Lease (including without limitation, Tenant's obligation to make all payments of Base Rent including the CPI Adjustment, if any, and all payments of Tenant's Tax and Operating Expense Adjustment) pending the completion of and regardless of the results of any review of records under this paragraph. The right of Tenant under this paragraph may only be exercised once for any Landlord's Statement, and if Tenant fails to meet any of the above conditions as a prerequisite to the exercise of such right, the right of Tenant under this paragraph for a particular Landlord's Statement shall be deemed waived.

          (B) Tenant acknowledges that Landlord may maintain its records for the Building at Landlord's office, Landlord's attorneys' offices or Landlord's accountants offices and Tenant agrees that any review of records under this section shall be at the sole expense of Tenant and shall be conducted by an independent firm of certified public accountants of national standing. Tenant acknowledges and agrees that any records reviewed under this paragraph constitute confidential information of Landlord, which shall not be disclosed to anyone other than the accountants performing the review and the principals of Tenant who receive the results of the review. Tenant acknowledges that Tenant shall not be entitled to review Landlord's financial statements or tax returns or any leases, operating agreements, reciprocal easement agreements or other agreements with tenants or occupants of the Project. The disclosure of such information to any other person, whether or not caused by the conduct of Tenant, shall constitute a material breach of this Lease. Landlord, depending on the nature of Tenant's written notice, may elect to make its records for the Building available to Tenant's accountants at Landlord's office.

          (C) Any errors disclosed by the review shall be promptly corrected by Landlord, provided, however, that if Landlord disagrees with any such claimed errors. Landlord shall have the right to cause another review to be made by an independent firm of certified public accountants of national standing. In the event of a disagreement between the two accounting firms, the review that discloses the least amount of deviation from the Landlord's Statement shall be deemed to be correct. In the event that the results of the review of records taking into account, if applicable, the results of any additional review caused by Landlord reveal that Tenant has overpaid obligations for a preceding period, the amount of such overpayment shall be credited against Tenant's subsequent installment obligations to pay the estimated Tax and Operating Expense Adjustment. In the event that such results show that Tenant has underpaid its obligations for a preceding period, Tenant shall be liable for Landlord's accounting fees, and the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding installment obligation of estimated Tax and Operating Expense Adjustment.

     4.5 PAYMENT. Concurrent with the execution hereof, Tenant shall pay Landlord Base Rent for the first calendar month of the Term. Thereafter, Base Rent described in Section 1.13, as adjusted as provided in Section 4.2, shall be payable in advance on the first day of each calendar month, the prepaid Base Rent for such partial month shall be prorated in the proportion that the number of days this Lease is in effect during such partial month bears to the total number of days in the calendar month. All prepaid Base Rent, and all other amounts payable to Landlord by Tenant pursuant to the provisions of this Lease, shall be paid to Landlord, without notice, demand, abatement, deduction or offset, in lawful money of the United States at Landlord's office in the Building or to such other person or at such other place as Landlord may designate from time to time by written notice given to Tenant.
No payment by Tenant or receipt by Landlord of a lesser amount than the correct Rent due hereunder shall be deemed to be other than a payment on account; nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law or in equity provided.

     4.6 LATE CHARGE; INTEREST. Other remedies for non-payment of rent notwithstanding, if any Monthly Base Rent payment or of additional rent is not received by Landlord on or before the 10th day of the month next following the month in which Tenant was invoiced, a late charge of ten percent (10%) of such past due amount shall become due and payable in addition to such amounts owed under this Lease.

     4.7 ADDITIONAL RENTAL. For purposes of this Lease, all amounts payable by Tenant to Landlord pursuant to this Lease, whether or not denominated as such, shall constitute additional rental hereunder. Such additional rental, together with the Base Rent and Rent Adjustments, shall sometimes be referred to in this Lease as "Rent."

                                   ARTICLE 5

                               ADDITIONAL TAXES

     In addition to the Base Rent and other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any and all taxes payable by or imposed upon Landlord upon or with respect to: any fixtures or personal property located in the Premises; any leasehold improvements made in or to the Premises by or for Tenant; the Rent payable hereunder, including, without limitation, any gross receipts tax, license fee or excise tax levied by any governmental authority; the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of any portion of the Premises (including without limitation any applicable possessory interest taxes); or this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

                                   ARTICLE 6

                               SECURITY DEPOSIT

     Landlord and Tenant acknowledge and agree that Tenant has previously deposited with Landlord the Security Deposit described in Section 1.16 above. The Security Deposit is made by Tenant to secure the faithful performance of all the terms, covenants and conditions of this Lease to be performed by Tenant. If Tenant shall default with respect to any covenant of provision hereof, Landlord may use, apply or retain all or any portion of the Security Deposit to cure such default or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall immediately upon written demand deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount hereinabove stated. Landlord shall not be required to keep the Security Deposit separate from its general accounts and Tenant shall not be entitled to interest on the Security Deposit. Within thirty (30) days after the expiration of the Lease Term and the vacation of the Premises by Tenant, the Security Deposit, or such part as has not been applied to cure the default, shall be returned to Tenant.

                                   ARTICLE 7

                               USE OF PREMISES

     7.1 TENANT'S PERMITTED USE. Tenant shall use the Premises only for Tenant's Permitted Use as set forth in Section 1.16 above and shall not use or permit the Premises to be used for any other purpose. Tenant shall, at its sole cost and expense, obtain all governmental licenses and permits required to allow Tenant to conduct Tenant's Permitted Use.

     7.2     COMPLIANCE WITH LAWS AND OTHER REQUIREMENTS.

             (A) Tenant shall not use the Premises, or permit the Premises to be used in any manner which: (a) violates any law, ordinance, regulation or directive of any governmental authority having jurisdiction, including without limitation any Certificate of Occupancy, or any covenant, condition or restriction affecting the Building or the Premises; (b) causes or is reasonably likely to cause damage to the Building or the Premises; (c) violates a requirement or condition of any fire and extended insurance policy covering the Building and/or the Premises, or increases the cost of each policy; (d) constitutes or is reasonably likely to constitute a nuisance, annoyance or inconvenience to other tenants or occupants of the Project or interferes with the use and occupancy of any portion of the Project for other tenants or occupants; (e) impairs or is reasonably likely to impair the proper maintenance, operation or repair of the Project or its equipment, facilities or systems; (f) interferes with, or is reasonably likely to interfere with, the transmission or reception of microwave, television, radio, telephone, or other communication signals by antennae or other facilities located in the Project; or (g) violates the Rules and Regulations described in Article 20.

     (B) In addition to any other amounts payable by Tenant to Landlord hereunder, Tenant shall pay to Landlord, as when billed by Landlord and as additional rent, Tenant's Percentage Share of the cost of any improvements, capital expenditures, repairs or replacements to the Building, or any equipment or machinery used in connection with the Building, if any such item is required under governmental laws, regulations, ordinances, or interpretations thereof; however, any such costs that are properly charged to a capital account shall not be payable in a single year but instead shall be amortized over their useful lives, as determined by the Landlord in accordance with generally accepted accounting practices, and only the annual amortization amount (prorated based on the number of days of the Lease term in the calendar year) shall be payable by Tenant with respect to any calendar year.

     (C) COMPLIANCE WITH ADA REQUIREMENTS. Without limiting the generality of the foregoing, Tenant shall promptly comply with all requirements of the American with Disabilities Act and the regulations promulgated thereunder in effect from time to time ("ADA Requirements").

          Tenant shall have exclusive responsibility for compliance with ADA Requirements pertaining to the interior of the Premises, including for the design and construction of the access thereto and egress therefrom. Landlord shall have responsibility for compliance with ADA Requirements which affect the common areas of the Building, subject to Tenant's obligations to pay for its share of the expense of such compliance pursuant to Article 4 of this Lease. Tenant shall comply promptly with any direction of any governmental authority having jurisdiction which imposes any duty upon Tenant or Landlord with respect to Premises or with respect to the use or occupation thereof, and Tenant agrees to furnish Landlord with a copy of any such direction promptly after receipt of the same. In addition, Tenant shall comply with any reasonable plan adopted by Landlord which is designed to fulfill the requirements of any Laws, including ADA Requirements.

          Should compliance by Tenant with this Paragraph require Landlord's consent pursuant to Article 10, Tenant shall promptly seek such consent, provide the assurances and documents required by said Article and, following receipt of such consent, promptly comply with the provisions of such Article and this Paragraph.

          If Tenant fails to comply as required in this Paragraph, after notice to Tenant, Landlord may comply of cause compliance, in which case Tenant shall reimburse Landlord upon demand for Landlord's costs incurred in connection therewith.

     7.3  HAZARDOUS MATERIALS.

          (A) No Hazardous Materials, as defined herein, shall be Handled, as also defined herein, upon, about, above or beneath the Premises or any portion of the Project by or on behalf of Tenant, its subtenants or its assignees, or their respective contractors, clients, officers, directors, employees, agents, or invitees. Any such Hazardous Materials so Handled shall be known as Tenant's Hazardous Materials. Notwithstanding the foregoing, normal quantities of those Hazardous Materials customarily used in the conduct of general administrative and executive office activities (e.g., copier fluids and cleaning supplies) may be used and stored at the Premises without Landlord's prior written consent, but only in compliance with all applicable Environmental Laws, as defined herein.

     (B) Notwithstanding the obligation of Tenant to indemnify Landlord pursuant to this Lease, Tenant shall, at its sole cost and expense, promptly take all actions required by any federal, state or local governmental agency or political subdivision, or necessary for Landlord to make full economic use of the Premises or any portion of the Project, which requirements or necessity arises from the Handling of Tenant's Hazardous Materials upon, about, above or beneath the Premises or any portion of the Project. Such actions shall include, but not be limited to, the investigation of the environmental condition of the Premises or any portion of the Building, the preparation of any feasibility studies or reports and the performance of any cleanup, remedial, removal or restoration work. Tenant shall take all actions necessary to restore the Premises or any portion of the Building to the condition existing prior to the introduction of Tenant's Hazardous Materials, notwithstanding any less stringent standards or remediation allowable under applicable Environmental Laws. Tenant shall nevertheless obtain Landlord's written approval prior to undertaking any actions required by this Section, which approval shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on the Premises or any portion of the Project.

     (C) "Environmental Laws" means and includes all now and hereafter existing statutes, laws, ordinances, codes, regulations, rules, rulings, orders, decrees, directives, policies and requirements by any federal, state or local governmental authority regulating, relating to, or imposing liability or standards of conduct concerning public health and safety or the environment.

     (D) "Hazardous Materials" means: (a) any material or substance: (i) which is defined or becomes defined as a "hazardous substance," "hazardous waste," "infectious waste," "chemical mixture or substance," or "air pollutant" under Environmental Laws; (ii) containing petroleum, crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure; (iii) containing polychlorinated biphenyls (PCB's); (iv) containing asbestos; (v) which is radioactive, or (b) any other pollutant or contaminant or hazardous, toxic, flammable or dangerous chemical, waste, material or substance, as all such terms are used in their broadest sense, and defined, regulated or become regulated by Environmental Laws, or which cause a nuisance upon or waste to the Premises or any portion of the Building.

     (E) "Handle," "Handled," or "Handling" shall mean any installation, handling, generation, storage, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Materials.

                                   ARTICLE 8

                            UTILITIES AND SERVICES

     8.1 BUILDING SERVICES. As long as Tenant is not in default under this Lease, Landlord agrees to furnish or cause to be furnished to the Premises the following utilities and services, subject to the conditions and standards set forth herein:

         (A) During Business Hours, non-attended automatic elevator service, Monday through Friday.

         (B) During Business Hours, Monday through Friday, such air conditioning, heating and ventilation as, in Landlord's judgment, are required for the comfortable use and occupancy of the Premises; provided, however, that if Tenant shall require heating, ventilation or air conditioning in excess of that which Landlord shall be required to provide hereunder, Landlord shall provide such heating, ventilation or air conditioning upon Tenant's written request made at least three (3) hours before Tenant desires to use heating, ventilation or air conditioning outside Business Hours on a Monday through Friday and at least five (5) hours before the end of Business Hours on the last week day that is not a holiday before Tenant desires to use such heating, ventilation or air conditioning on a Saturday, Sunday or holiday. Within ten (10) days of receiving an invoice therefor, Tenant shall pay Landlord Landlord's established rates per hour, per Building for the use of overtime heating, ventilation or air conditioning, which rates may be adjusted from time to time, which rates shall reflect Landlord's actual cost of providing such utilities, with no profit to Landlord.

          (C) At all reasonable times, electric current as required for building standard lighting and fractional horsepower office machines; provided, however, that: (i) without Landlord's consent, Tenant shall not install, or permit the installation, in the Premises of any computers, word processors, electronic data processing equipment or other type of equipment or machines which will increase Tenant's use of electric current in excess of that which Landlord is obligated to provide hereunder (provided, however, that the foregoing shall not preclude the use of personal computers or similar office equipment); (ii) if Tenant shall require electric current which may disrupt the provision of electrical service to other tenants, Landlord may condition its consent upon Tenant's payment of the cost of installing and providing any additional facilities required to furnish such excess power to the Premises and upon the installation in the Premises of electric current meters to measure the amount of electric current consumed, in which latter event Tenant shall pay for the cost of such meter(s) and the cost of installation, maintenance and repair thereof, as well as for all excess electric current consumed at the rates charged by the applicable local public utility, plus a reasonable amount to cover the additional expenses incurred by Landlord in keeping account of the electric current so consumed; and (iii) if Tenant's increased electrical requirements will materially affect the temperature level in the Premises or the Building, Landlord's consent may be conditioned upon Tenant's requirement to pay such amounts as will be incurred by Landlord to install and operate any machinery or equipment necessary to restore the temperature level to that otherwise required to be provided by Landlord, including but not limited to the cost of modifications to the air conditioning system. Landlord shall not, in any way, be liable or responsible to Tenant for any loss or damage or expense which Tenant may incur or sustain if, for any reasons beyond Landlord's control, either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements. Tenant covenants that at all times its use of electric current shall never exceed the capacity of the feeders, risers or electrical installations of the Building. Landlord shall provide at Landlord's cost no more than 5.0 Watts per useable square foot of floor area of the Premises per Business Hour for both lighting and power, and Landlord shall provide additional power to the Premises, as needed, subject to the restrictions set forth above, at Tenant's sole cost and expense pursuant to the provisions set forth below. A submeter on the second floor Building 656 measures Tenant's electrical usage in a portion of the Premises. The parties agree that Tenant's electrical usage each month per Watt per useable square foot of floor area of the Premises per Business Hour shall be deemed to be the total Watts used in the submetered portion of the Premises during such month (as measured by the submeter) divided by the total number of Business Hours during such month divided by the number of usable square feet of floor area in the submetered portion of the Premises (the "Actual Watts Used"). In the event the Actual Watts Used exceeds 5.0 Watts, Tenant shall pay to Landlord each month within ten (10) days after receiving a bill therefor the difference between the Actual Watts Used and 5.0 Watts multiplied by the price charged per Watt per hour by the applicable local electric utility used by Landlord in the Project multiplied by the number of Business Hours in the applicable month multiplied by the total number of usable square feet of floor area of the Premises. If submetering of electricity in the Building will not be permitted under future laws or regulations, the Rent will then be equitably and periodically adjusted to include an additional payment to Landlord reflecting the cost to Landlord for furnishing electricity to Tenant in the Premises.

          (D)  Water for drinking and rest room purposes.

          (E) Reasonable janitorial and cleaning services, provided that the Premises are used exclusively for office purposes and are kept reasonably in order by Tenant. If the Premises are not used exclusively as offices, or if the Tenant elects and Landlord consents, the Premises shall be kept clean and in order by Tenant, at Tenant's expense, to the reasonable satisfaction of Landlord and by persons approved by Landlord; and, in all events, Tenant shall pay to Landlord the cost of removal of Tenant's refuse and rubbish, to the extent that the same exceeds the refuse and rubbish attendant to normal office usage.

     Any amounts which Tenant is required to pay to Landlord pursuant to this
Section 8.1 shall be payable upon demand by Landlord and shall constitute additional rent.

     8.2 INTERRUPTION OF SERVICES. Landlord shall not be liable for any failure to furnish, stoppage of, or interruption in furnishing any of the services or utilities described in Section 8.1, and, in such event, Tenant shall not be entitled to any damages nor shall any failure or interruption abate or suspend Tenant's obligation to pay Base Rent and additional rent required under this Lease or constitute or be construed as a constructive or other eviction of Tenant. Further, in the event any governmental authority or public utility promulgates or revises any law, ordinance, rule or regulation, or issues mandatory controls or voluntary controls relating to the use or conservation of energy, water, gas, light or electricity, the reduction of automobile or other emissions, or the provision of any other utility or service, Landlord may take any reasonably appropriate action to comply with such law, ordinance, rule, regulation, mandatory control or voluntary guideline without affecting Tenant's obligations hereunder. If utilities provided by Landlord are interrupted for a period of more than three consecutive days and such interruption is due to Landlord's fault or the failure of equipment under Landlord's control, and if the Premises are thereby rendered untenantable for the use intended, then during the period of utility interruption, the Base Rental payable hereunder shall be abated, and Tenant shall not be required to pay any charge for utilities provided by Landlord.

                                    ARTICLE 9

                              MAINTENANCE AND REPAIRS

    9.1 LANDLORD REPAIRS. Landlord shall not be required to make any improvements, replacements or repairs of any kind or character to the Premises during the Term of this Lease except as are set forth in this Section. Landlord shall maintain only the roof, the mechanical equipment of the Building, lighting, HVAC, foundation, parking, Common Areas, the structural soundness of the load bearing, exterior walls and exterior glass. In addition, Landlord shall repair and maintain interior, load bearing walls to the extent that the need for such repair or maintenance is not caused by Tenant's negligent or willful act or omission or an alteration to the Premises made by Tenant. Notwithstanding anything to the contrary contained herein. Landlord shall have no responsibility to maintain, repair or replace any heating, ventilation and air conditioning units in the Premises installed at any time by Tenant at Tenant's sole cost and expense ("Tenant's HVAC"). Landlord's cost of maintaining and repairing the items set forth in this Section are subject to the additional Rent provisions in Section 4.1(C). Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience, and Tenant shall not be entitled to any damages nor to any abatement or reduction of Rent by reason of any repairs, alterations or additions made by Landlord under this Lease. Except for Landlord's obligations under this Section, it is intended by the parties that Landlord shall have no obligation, in any manner whatsoever, to repair and maintain the Premises, nor the Project, nor the equipment therein, whether structural or non-structural, all of which obligations are intended to be Tenant's obligations under this Lease. Tenant expressly waives the benefit of any statute now or hereinafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

     9.2 TENANT REPAIRS. Tenant, at its own cost and expense, shall maintain the Premises in a good condition (except for the items that are the responsibility of Landlord under Section 9.1). Without limiting the generality of the foregoing, Tenant shall maintain and keep in good repair (including replacement when necessary): (a) the interior of the Premises, including walls (except as set forth in Section 9.1 above), floors and ceilings; (b) all interior windows and doors, including frames, glass, skylights, molding and hardware; (c) all wires and plumbing within the Premises which serve the Premises (as distinguished from those serving the Building generally); (d) all signs, air conditioning and heating equipment, including Tenant's HVAC, mechanical doors and other mechanical equipment situated on or in the Premises or serving the Premises (as distinguished from those serving the Property generally); and (e) those utility facilities that are not Landlord's responsibility hereunder. Tenant shall further make all other repairs to the Premises made necessary by Tenant's failure to comply with its obligations under this Section. All fixtures installed by Tenant shall be new or shall have been completely and recently reconditioned.

     9.3 REQUEST FOR REPAIRS. All requests for repairs or maintenance that are the responsibility of the Landlord pursuant to any provision of this Lease must be made in writing to Landlord at the address in Section 1.8.

     9.4 TENANT DAMAGES. Tenant, its agents, invitees or representatives shall not cause any damage to be committed on any portion of the Premises or Project, and at the expiration or earlier termination of this Lease, by lapse of time or otherwise. Tenant shall deliver the Premises to Landlord in as good condition as existed at the Commencement Date of this Lease, ordinary wear and tear excepted. The cost and expense of any repairs necessary to restore the condition of the Premises shall be borne by Tenant. Notwithstanding anything to the contrary contained herein, Tenant shall leave all electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing and other power systems upon the Premises in good operating condition. In the event Tenant fails to perform Tenant's obligations of repairs and maintenance under this Section, Landlord may at its option, but shall not be required to, enter upon the Premises after ten
(10) days prior written notice to Tenant (except in case of an emergency, in which case no notice shall be required), to perform such obligations on Tenant's behalf and to place the Premises in good order, condition and repair, and Tenant shall pay the cost thereof, together with any interest thereon at the maximum rate allowed by law, as Additional Rent to Landlord.

     9.5 LANDLORD'S RIGHTS. Landlord and its contractors shall have the right, at all reasonable times, to enter upon the Premises to make any repairs to the Premises or the Building reasonably required or deemed reasonably necessary by Landlord and to erect such equipment, including scaffolding, as is reasonably necessary to effect such repairs. Provided Landlord shall first provide Tenant with 24 hours prior notification; except when such notification is not required in cases involving and emergency situation.

                                      ARTICLE 10

                         ALTERATIONS, ADDITIONS AND IMPROVEMENTS

     10.1 LANDLORD'S CONSENT; CONDITIONS. Tenant shall not make or permit to be made any alterations, additions, or improvements in or to the Premises ("Alterations") without the prior written consent of Landlord. Landlord may impose as a condition to such consent such requirements as Landlord in its sole discretion deems necessary or desirable including without limitation; Tenant's submission to Landlord, for Landlord's prior written approval, of all plans and specifications relating to the Alterations; Landlord's prior written approval of the time or times when the Alterations are to be performed; Landlord's prior written approval of the contractors and subcontractors performing work in connection with the Alterations; Tenant's receipt of all necessary permits and approvals from all governmental authorities having jurisdiction prior to the construction of the Alterations; Tenant's written notice of whether the Alterations include the Handling of any Hazardous Materials, pursuant to Section 7.3; Tenant's delivery to Landlord of such bonds and insurance as Landlord shall reasonably require;
and Tenant's payment to Landlord of all costs and expenses incurred by Landlord because of Tenant's Alterations, including but not limited to costs incurred in reviewing the plans and specifications for, and the progress of, the Alterations.

     10.2 PERFORMANCE OF ALTERATIONS WORK. All work relating to the Alterations shall be performed in compliance with the plans and specifications approved by Landlord, all applicable laws, ordinances, rules, regulations and directives of all governmental authorities having jurisdiction (including without limitation Title 24 of the California Code of Regulations) and the requirements of all carriers of insurance on the Premises and the Project, the Board of Underwriters, Fire Rating Bureau, or similar organization. All work shall be performed in a diligent, first class manner and so as not to unreasonably interfere with any other tenants or occupants of the Project. All costs incurred by Landlord relating to the Alterations shall be payable to Landlord by Tenant as additional rent upon demand.

     10.3 LIENS. Tenant shall pay when due all costs for work performed and materials supplied to the Premises. Tenant shall keep Landlord, the Premises and the Project free from all liens, stop notices and violation notices relating to the Alterations or any other work performed for, materials furnished to or obligations incurred by Tenant and Tenant shall protect, indemnify, hold harmless and defend Landlord, the Premises and the Project of and from any and all loss, cost, damage, liability and expense, including attorneys' fees, arising out of or related to any such liens or notices. Further, Tenant shall give Landlord not less than seven (7) business days prior written notice before commencing any Alterations in or about the Premises to permit Landlord to post appropriate notices of non-responsibility. Tenant shall secure, at Tenant's sole expense, a completion and payments bond satisfactory to Landlord for such work, and during the progress of such work, Tenant shall, upon Landlord's request, furnish Landlord with sworn contractor's statements and lien waivers covering all work theretofore performed. Tenant shall satisfy or otherwise discharge all liens, stop notices or other claims or encumbrances within ten (10) days after Landlord notifies Tenant in writing that any such lien, stop notice, claim or encumbrance has been filed. If Tenant fails to pay and remove such lien, claim or encumbrance within such ten (10) days. Landlord, at its election, may pay and satisfy the same and in such event the sums so paid by Landlord, with interest from the date of payment at the rate set forth in
Section 4.6 hereof for amounts owed Landlord by Tenant shall be deemed to be additional rent due and payable by Tenant at once without notice or demand.

     10.4 LEASE TERMINATION. Except as provided in this section, upon expiration or termination of this Lease Tenant shall surrender the Premises to Landlord in the same condition as when received, subject to reasonable wear and tear. All Alterations (excluding Tenant's HVAC) shall become a part of the Premises and shall become the property of Landlord upon the expiration or earlier termination of this Lease, unless Landlord shall, by written notice given to Tenant, require Tenant to remove some or all of Tenant's Alterations, in which event Tenant shall promptly remove the designated Alterations and shall promptly repair any resulting damage, all at Tenant's sole expense. Notwithstanding the foregoing or anything to the contrary contained herein, Tenant shall not be required to remove, at the expiration or sooner termination of this Lease, any alterations made by Tenant to the Premises prior to the Commencement Date of this Lease. All business and trade fixtures, machinery and equipment, furniture, movable partitions and items of personal property owned by Tenant or installed by Tenant at its expense in the Premises including, but not limited to Tenant's HVAC, shall be and remain the property of Tenant; upon the expiration or sooner termination of this Lease, Tenant shall, at its sole expense, remove all such items and repair any damage to the Premises or the Building caused by such removal. If Tenant fails to remove any such items or repair such damage promptly after the expiration or sooner termination of the Lease, Landlord may, but need not, do so with no liability to Tenant, and Tenant shall pay Landlord the cost thereof upon demand.

                                  ARTICLE II

                        INDEMNIFICATION AND INSURANCE

     11.1 INDEMNIFICATION. Tenant and Tenant's officers and directors agree to protect, indemnify, hold harmless and defend Landlord and any mortgagee or ground lessor, and each of their respective partners, directors, officers, agents and employees, successors and assigns, regardless of any negligence imputed to any indemnitee from and against:

           (A) any and all loss, cost, damage, liability or expense as incurred (including but not limited to attorneys' fees and legal costs) arising out of or related to any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to but not limited to, bodily injury, including death, or property damage sustained by such person or persons which arises out of, is occasioned by or is in any way attributable to the use or occupancy of the Premises or any portion of the Project by Tenant or the acts or omissions of Tenant or its agents, employees, contractors, clients, invitees or subtenants except that caused by the sole gross negligence of Landlord or its agents or employees. Such loss or damage shall include, but not be limited to, any injury or damage to, or death of, Landlord's employees or agents or damage to the Premises or any portion of the Project.

           (B) any and all environmental damages which arise from: (i) the Handling of any Tenant's Hazardous Materials, as defined pursuant to
Section 7.3 or (ii) the breach of any of the provisions of this Lease. For the purpose of this Lease, "environmental damages" shall mean (a) all claims, judgments, damages, penalties, fines, costs, liabilities, and losses (including without limitation, diminution in the value of the Premises or any portion of the Building, damages for the loss of or restriction on use of rentable or usable space or of any amenity of the Premises or any portion of the Building, and from any adverse impact of Landlord's marketing of space); (b) all reasonable sums paid for settlement of claims, attorneys' fees, consultants' fees and experts' fees; and (c) all costs incurred by Landlord in connection with investigation or remediation relating to the Handling of Tenant's Hazardous Materials, whether or not required by Environmental Laws, necessary for Landlord to make full economic use of the Premises or any portion of the Building, or otherwise required under this Lease. To the extent that Landlord is strictly liable under any Environmental Laws, Tenant's obligation to Landlord and the other indemnities under the foregoing indemnification shall likewise be without regard to fault on Tenant's part with respect to the violation of any Environmental Law which results in liability to the indemnitee. Tenant's obligations and liabilities pursuant to this Section 11.1 shall survive the expiration or earlier termination of this Lease.

          Tenant shall not be liable for any damage or liability of any kind or for any injury to or death of persons arising in the Common Areas if caused by or resulting from any negligent or willful act or omission of Landlord or its employees or agents, and Landlords shall indemnify, defend, protect and save Tenant harmless from all losses, costs, damages, claims and liability whatsoever on account of any such damage or injury; provided, however, that Landlord's obligation to indemnify and hold harmless Tenant pursuant to the foregoing provisions is made for the purpose of providing any benefit from time to time available to Tenant under policies of insurance carried by Landlord, and further provided that the foregoing provisions shall in no event require Landlord to provide any defense to Tenant or pay any sum to or on behalf of Tenant in addition to that which may be provided and paid pursuant to such policies of insurance as may be carried by Landlord from time to time.

          Tenant shall not be liable for any damage or liability of any kind for any and all environmental damages which arise from the Handling of any Hazardous Materials, as defined pursuant to Section 7.3, by Landlord or its employees or agents after the date of this Lease, and Landlord shall indemnify, defend, protect and save Tenant harmless from all losses, costs, damages, claims and liability whatsoever on account of any such damage.

     11.2 PROPERTY INSURANCE.

          (A) At all times during the Lease Term, Tenant shall procure and maintain, at its sole expense, "all-risk" property insurance, in an amount not less than on hundred percent (100%) of the replacement cost covering (a) all leasehold improvements in and to the Premises which are made at the expense of Tenant; and (b) Tenant's trade fixtures, equipment and other personal property from time to time situated in the Premises. The proceeds of such insurance shall be used for the repair or replacement of the property so insured, except that if not so applied or if this Lease is terminated following a casualty, the proceeds applicable to the leasehold improvements shall be paid to Landlord and the proceeds applicable to Tenant's personal property shall be paid to Tenant.

          (B) At all times during the Lease Term, Tenant shall procure and maintain business interruption insurance in such amount as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against in Section 11.2(A).

     11.3 LIABILITY INSURANCE.

          (A) At all times during the Lease Term, Tenant shall procure and maintain, at its sole expense, general liability insurance applying to the use and occupancy of the Premises and the business operated by Tenant. Such insurance shall have a minimum combined single limit of liability of at least $1,000,000 per occurrence and a general aggregate limit of $2,000,000. All such policies shall be written to apply to all bodily injury, property damage, personal injury losses and shall be endorsed to include Landlord and its agents, beneficiaries, partners, employees, and any deed of trust holder or mortgagee of Landlord or any ground lessor as additional insureds. Such liability insurance shall be primary and not excess or contributing to any other insurance as may be available to the additional insureds.

          (B) Prior to the sale, storage, use or giving away of alcoholic beverages on or from the Premises by Tenant or another person, Tenant, at its own expense, shall obtain a policy or policies of insurance issued by a responsible insurance company and in a form acceptable to Landlord saving harmless and protecting Landlord and the Premises against any and all damages, claims, liens, judgments, expenses and costs arising under any present or future law, statute, or ordinance of the State of California or other governmental authority having jurisdiction of the Premises, by reason of any storage, sale, use or giving away of alcoholic beverages on or from the Premises. Such policy or policies of insurance shall have a minimum combined single limit of $2 million per occurrence and shall apply to bodily injury, fatal or nonfatal; injury to means of support; and injury to property of any person. Such policy or policies of insurance shall name the Landlord and its agents, beneficiaries, partners, employees and any mortgagee of Landlord or any ground lessor of Landlord as additional insureds.

     11.4 WORKERS' COMPENSATION INSURANCE. At all times during the Lease Term, Tenant shall procure and maintain Workers' Compensation Insurance in accordance with the laws of the State of California, and Employer's Liability insurance with a limit not less than $1,000,000 Bodily Injury Each Accident; $1,000,000 Bodily Injury By Disease -- Each Person; and $1,000,000 Bodily Injury to Disease -- Policy Limit.

     11.5 POLICY REQUIREMENTS. All insurance required to be maintained by Tenant shall be issued by insurance companies authorized to do insurance business in the State of California and rated not less than A-VII in Best's Insurance Guide. A certificate of insurance (or, at Landlord's option, copies of the applicable policies) evidencing the insurance required under this Article shall be delivered to Landlord not less than five (5) days prior to the Commencement Date. No such policy shall be subject to cancellation or modification without thirty (30) days prior written notice to Landlord and to any deed of trust holder, mortgagee or ground lessor designated by Landlord to Tenant. Tenant shall furnish Landlord with a replacement certificate with respect to any insurance not less than thirty (30) days prior to the expiration of the current policy. Tenant shall have the right to provide the insurance required by this Article pursuant to blanket policies, but only if such blanket policies expressly provide coverage to the Premises and the Landlord as required by this Lease.

     11.6 WAIVER OF SUBROGATION. Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant hereby waive any rights each may have against the other, on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, or their respective property, the Premises, its contents or to the other portions of the Project, arising from any risk which is covered by the property insurance actually maintained by the other party or, if not covered, which the other party is obligated to insure or self-insure under this Lease; and the parties each, on behalf of their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, waive any right of subrogation that it may have against Landlord or Tenant, as the case may be without regard to the negligence of the party being so released. The foregoing waivers of subrogation shall be operative only so long as available in the State where the Project is situated and provided further that no such policy is invalidated thereby.

     11.7 FAILURE TO INSURE. If Tenant fails to maintain any insurance which Tenant is required to maintain pursuant to this Article, Tenant shall be liable to Landlord for any loss or cost resulting from such failure to maintain. Landlord shall have the right, in its sole discretion, to procure and maintain such insurance which Tenant is required to maintain hereunder and the cost thereof shall be deemed additional rent due and payable by Tenant. Tenant may not self-insure against any risks required to be covered by insurance without Landlord's prior written consent.

                                     ARTICLE 12

                                   DAMAGE OR DESTRUCTION

    12.1 DAMAGE. In the event of a casualty to the Project, the following shall apply:

    12.2 RECONSTRUCTION. If the Premises are damaged or destroyed during the term by a casualty typically covered by "all-risk" insurance, Landlord shall, to the extent that insurance proceeds are available therefor and are not applied by any lender against payment of any existing loan on the Project, except as hereinafter provided, diligently repair or rebuild them to substantially the same condition in which they existed immediately prior to such damage or destruction.

    12.3 RENT ABATEMENT. The Base Rent shall be abated from the date of the damage or destruction in the same proportion that the rentable area of the portion of the Premises which is unusable by Tenant bears to the total rentable area of the Premises.

    12.4 EXCESSIVE DAMAGE OR DESTRUCTION. Notwithstanding whether the Premises have been damaged or destroyed, if any of the Buildings are damaged or destroyed to the extent that Landlord determines that they cannot, with reasonable diligence, be fully repaired or restored by Landlord within ninety
(90) days after the date of the damage or destruction, Landlord may terminate this Lease. Notwithstanding whether the Premises have been damaged or destroyed, Landlord shall determine whether any of the Buildings damaged or destroyed can be fully repaired or restored within the ninety (90) day period, and Landlord's reasonable determination shall be binding upon Tenant. Landlord shall notify Tenant of its determination, in writing, within forty five (45) days after the date of the damage or destruction. If Landlord reasonably determines that any of the Buildings damaged or destroyed can be fully repaired or restored within the ninety (90) day period, this Lease shall remain in force and effect and Landlord shall diligently repair and restore the damage as soon as reasonably possible. If Landlord is required to or elects to restore the Premises but Landlord reasonably estimates that such restoration may require more than one hundred eighty (180) days, then Tenant may terminate Lease upon written notice to Landlord given within fifteen (15) days following Landlord's notice of the estimated time for restoration.

    12.5 UNINSURED CASUALTY. Notwithstanding anything contained herein to the contrary, in the event of damage to or destruction of all or any portion of the Buildings, which damage is not fully covered by the insurance policies required hereinabove, Landlord may terminate this Lease by written notice to Tenant, given within 45 days after the date of notice to Landlord that said damage or destruction is not so covered.

    12.6 WAIVER. With respect to any destruction to which Landlord is obligated to repair or may elect to repair under the terms of this Article, Tenant hereby waives all rights to terminate this Lease pursuant to rights otherwise presently or hereafter accorded by law to Tenant including, but not limited to, Sections 1932 and 1933 of the California Civil Code.

    12.7 EXCEPTION TO LANDLORD'S OBLIGATIONS. Notwithstanding anything to the contrary contained in this Article, Landlord shall have no obligation to repair the Premises if either (a) the Building is so damaged as to require repairs to the Building exceeding 20% of the full insurable value of the Building; or (b) Landlord elects to demolish the Building; or (c) the damage or destruction occurs less than one year prior to the Expiration Date, exclusive of any option periods. Further, Tenant's rent shall not be abated if either (i) the damage or destruction is repaired within five (5) business days after Landlord receives written notice of Tenant of the casualty, or
(ii) Tenant, or any officers, partners, employees, agents or invitees of Tenant, or any assignee or subtenant of Tenant is, in whole or in part, responsible for the damage or destruction.

                                  ARTICLE 13

                                 CONDEMNATION

     13.1 TAKING. If the entire Premises or so much of the Premises as to render the balance unusable by Tenant shall be taken by condemnation, sale in lieu of condemnation or in any other manner for any public or quasi-public purpose (collectively "Condemnation"), this Lease shall terminate on the date that title or possession to the Premises is taken by the condemning authority, whichever is earlier.

     13.2 AWARD. In the event of any Condemnation, the entire award for such taking shall belong to Landlord, except that Tenant shall be entitled to independently pursue a separate award relating to the loss of, or damage to, Tenant's personal property and trade fixtures and Tenant's moving costs directly associated with the taking. Tenant shall have no claim against Landlord or the award for the value of any unexpired term of this Lease or otherwise.

     13.3 TEMPORARY TAKING. No temporary taking of the Premises shall terminate this Lease or entitle Tenant to any abatement of the Rent payable to Landlord under this Lease; provided, further, that any award for such temporary taking shall belong to Tenant to the extent that the award applies to any time period during the Lease Term and to Landlord to the extent that the award applies to any time period outside the Lease Term.


                                  ARTICLE 14

                              LANDLORD'S OPTION

[Intentionally Omitted.]



                                  ARTICLE 15

                           ASSIGNMENT AND SUBLETTING

     15.1 RESTRICTION. Without the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed, Tenant shall not, either voluntarily or by operation of law, assign, encumber, or otherwise transfer this Lease or any interest herein, or sublet the Premises or any part thereof, or permit the Premises to be occupied by anyone other than Tenant or Tenant's employees. An assignment, subletting or other action in violation of the foregoing shall be void and, at Landlord's option, shall constitute a material breach of this Lease. For purposes of this Section, an assignment shall not include any transfer of any interest in this Lease or the Premises by Tenant pursuant to a merger, division, consolidation, liquidation or stock or asset sale, or pursuant to a change in ownership of Tenant involving a transfer of voting control in Tenant (whether by transfer of partnership or other beneficial, corporate stock or otherwise), unless such transaction conflicts with the rights of other occupants of the Project. Notwithstanding anything contained in this Article to the contrary, Tenant expressly covenants and agrees not to enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

     15.2 NOTICE TO LANDLORD. If Tenant desires to assign this Lease or any interest herein, or to sublet all or any part of the Premises, then at least twenty (20) business days prior to the effective date of the proposed assignment or subletting, Tenant shall submit to Landlord in connection with Tenant's request for Landlord's consent:

              (A) A statement containing (i) the name and address of the proposed assignee or subtenant; (ii) such financial information with respect to the proposed assignee or subtenant as Landlord shall reasonably require; (iii) the type of use proposed for the Premises; and (iv) all of the principal terms of the proposed assignment or subletting; and

              (B) Four (4) originals of the assignment or sublease on a form approved by Landlord and four (4) originals of the Landlord's Consent to Sublease or Assignment and Assumption of Lease and Consent.

     15.3 LANDLORD'S RECAPTURE RIGHTS. At any time within twenty (20) business days after Landlord's receipt of all (but not less than all) of the information and documents described in Section 15.2 above, Landlord may, at its option by written notice to Tenant, elect to: (a) sublease the Premises or the portion thereof proposed to be sublet by Tenant upon the same terms as those offered to the proposed subtenant; (b) take an assignment of the Lease upon the same terms as those offered to the proposed assignee; or (c) terminate the Lease as to the portion of the Premises proposed to be assigned or sublet, with a proportionate adjustment in the Rent payable hereunder if the Lease is terminated as to less than all of the Premises or if more than fifty percent (50%) of the Premises are proposed to be sublet or assigned, then Landlord may terminate this Lease in its entirety. If Landlord does not exercise any of the options described in the preceding sentence, then, during the above-described twenty (20) business day period, Landlord shall either consent or deny its consent to the proposed assignment or subletting.

     15.4 LANDLORD'S CONSENT: STANDARDS. Landlord's consent shall not be unreasonably withheld; but, in addition to any other grounds for denial, Landlord's consent shall be deemed reasonably withheld if, in Landlord's good faith judgment: (i) the proposed assignee or subtenant does not have the financial strength to perform its obligations under this Lease or any proposed sublease; (ii) the business and operations of the proposed assignee or subtenant are not of comparable quality to the business and operations being conducted by other tenants in the Building; (iii) the proposed assignee or subtenant intends to use any part of the Premises for a purpose not permitted under this Lease; (iv) either the proposed assignee or subtenant, or any person which directly or indirectly controls, is controlled by, or is under common control with the proposed assignee or subtenant occupies space in the Project, or is negotiating with Landlord to lease space in the Project; (v) the proposed assignee or subtenant is disreputable; or (vi) the use of the Premises by the proposed assignee or subtenant would, in Landlord's reasonable judgment, significantly increase the pedestrian traffic in and out of the Building or would require any alterations to the Project to comply with applicable laws.

     15.5 ADDITIONAL RENT. If Landlord consents to any such assignment or subletting, all sums or other economic consideration received by Tenant in connection with such assignment or subletting, whether denominated as rent or otherwise, which exceeds, in the aggregate, the total sum which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to less than all of the Premises under a sublease) after tenant recovers all of its reasonable and customary costs associated with such sublease, including but not limited to leasing commissions, attorney's fees and tenant improvements for the sublessee, shall be paid to Landlord as additional rent under the Lease without affecting or reducing any other obligation of Tenant hereunder.

     15.6 LANDLORD'S COSTS. If Tenant shall assign this Lease or shall sublet all or any part of the Premises or shall request the consent of Landlord to any assignment, subletting or other act, Tenant shall pay to Landlord as additional rent Landlord's costs related thereto, including Landlord's reasonable attorneys' fees.

     15.7 CONTINUING LIABILITY OF TENANT. Notwithstanding any assignment or sublease, Tenant shall remain as fully and primarily liable for the payment of Rent and for the performance of all other obligations of Tenant contained in this Lease to the same extent as if the assignment or sublease had not occurred; provided, however, that any act or omission of any assignee or subtenant, other than Landlord, that violates the terms of this Lease shall be deemed a violation of this Lease by Tenant.

     15.8 NON-WAIVER. The consent by Landlord to any assignment or subletting shall not relieve Tenant, or any person claiming through or by Tenant, of the obligation to obtain the consent of Landlord, pursuant to this Article, to any further assignment or subletting. In the event of an assignment or subletting, Landlord may collect rent from the assignee or the subtenant without waiving any rights hereunder and collection of the rent from a person other than Tenant shall not be deemed a waiver of any of Landlord's rights under this Article, an acceptance of assignee or subtenant as Tenant, or a release of Tenant from the performance of Tenant's obligations under this Lease.


                             ARTICLE 16

                       DEFAULT AND REMEDIES

     16.1 EVENTS OF DEFAULT BY TENANT. The occurrence of any of the following shall constitute a material default and breach of this Lease by
Tenant:

           (A) The failure by Tenant to pay Base Rent or make any other payment required to be made by Tenant hereunder within five (5) days after written notice thereof by Landlord to Tenant.

           (B) The abandonment of the Premises by Tenant or the vacation of the Premises by Tenant for six (6) consecutive months (with or without the payment of Rent).

           (C) The failure by Tenant to observe or perform any other provision of this Lease to be observed or performed by Tenant, other than those described in Sections 16.1(A) and 16.1(B) above, if such failure continues for ten (10) days after written notice thereof by Landlord to
Tenant: provided, however, that if the nature of the default is such that it cannot be cured within the ten (10) day period, no default shall exist if Tenant commences the curing of the default within the ten (10) day period and thereafter diligently prosecutes the same to completion. The ten (10) day notice described herein shall be in lieu of, and not in addition to, any notice required under Section 1161 of the California Code of Civil Procedure or any other law now or hereafter in effect requiring that notice of default be given prior to the commencement of an unlawful detainer or other legal proceeding.

           (D) The making by Tenant of any general assignment for the benefit of creditors, the filing by or against Tenant of a petition under any federal or state bankruptcy or insolvency laws (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days after filing); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets at the Premises or Tenant's interest in this Lease or the Premises, when possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other seizure of substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease or the Premises, if such seizure is not discharged within thirty (30) days.

     16.2 LANDLORD'S RIGHT TO TERMINATE UPON TENANT DEFAULT. In the event of any default by Tenant as provided in Section 16.1 above, Landlord shall have the right to terminate this Lease and recover possession of the Premises by giving written notice to Tenant of Landlord's election to terminate this Lease, in which event Landlord shall be entitled to receive from Tenant:

           (A) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

           (B) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

           (C) The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

           (D) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

           (E) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

     As used in subparagraphs (A) and (B) above, "worth at the time of award" shall be computed by allowing interest at the rate of twelve percent (12%) per annum, or such lower rate as shall be the then highest lawful rate. As used in paragraph (C) above, "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

     16.3 LANDLORD'S RIGHT TO CONTINUE LEASE UPON TENANT DEFAULT. In the event of a breach of this Lease and abandonment of the Premises by Tenant, if Landlord does not elect to terminate this Lease as provided in Section 16.2 above, Landlord may from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease. Without limiting the foregoing, Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). To the fullest extent permitted by law, the proceeds of any reletting shall be applied first to pay to Landlord all costs and expenses of such reletting (including without limitation, costs and expenses of retaking or repossessing the Premises, removing persons and property therefrom, securing new tenants, including expenses for redecoration, alterations and other costs in connection with preparing the Premises for new tenant, and if Landlord shall maintain and operate the Premises, the costs thereof) and receivers' fees incurred in connection with the appointment of and performance by a receiver to protect the Premises and Landlord's interest under this Lease and any necessary or reasonable alterations; second, to the payment of any indebtedness of Tenant to Landlord other than Rent due and unpaid hereunder; third, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of other or future obligations of Tenant to Landlord as the same may become due and payable, and Tenant shall not be entitled to receive any portion of such revenue.

     16.4 RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, Landlord may, but shall not be obligated to, make any payment or after ten (10) days written notice and opportunity to cure, except in the case of an emergency when no such notice shall be required, perform any such other act on Tenant's part to be made or performed, without waiving or releasing Tenant of its obligations under this Lease. Any sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the lesser of the maximum rate permitted by law, if any, or twelve percent (12%) per annum from the date of such payment, shall be payable to Landlord as additional rent on demand and Landlord shall have the same rights and remedies in the event of nonpayment as in the case of default by Tenant in the payment of Rent.

     16.5 DEFAULT UNDER OTHER LEASES. If the term of any lease, other than this Lease, heretofore or hereafter made by Tenant for any space in the Project shall be terminated or terminable after the making of this Lease because of any default by Tenant under such other lease, such fact shall empower Landlord, at Landlord's sold option, to terminate this Lease by notice to Tenant or to exercise any of the rights or remedies set forth in
Section 16.2.

     16.6 NON-WAIVER. Nothing in this Article shall be deemed to affect either parties rights to indemnification for liability or liabilities arising prior to termination of this Lease for personal injury or property damages under the indemnification clause or clauses contained in this Lease. No acceptance by Landlord of a lesser sum than the Rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in the

                  Lease provided. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

                           16.7 CUMULATIVE REMEDIES. The specific remedies to
                  which either party may resort under the terms of the Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by either party of any provisions of the Lease. In addition to the other remedies provided in the Lease, either party shall be entitled to a restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of the Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

                           16.8 DEFAULT BY LANDLORD. Landlord's failure to
                  perform or observe any of its obligations under this Lease shall constitute a default by Landlord under this Lease only if such failure shall continue for a period of thirty (30) days (or the additional time, if any, that is reasonably necessary promptly and diligently to cure the failure) after Landlord receives written notice from Tenant specifying the default. The notice shall give in reasonable detail the nature and extent of the failure and shall identify the Lease provision(s) containing the obligation(s). If Landlord shall default in the performance of any of its obligations under this Lease (after notice and opportunity to cure as provided herein), Tenant may pursue any remedies available to it under the law and this Lease.

                                          ARTICLE 17

                                ATTORNEYS' FEES: COSTS OF SUIT

                           17.1 ATTORNEYS' FEES. If either Landlord or Tenant
                  shall commence any action or other proceeding against the other arising out of, or relating to, this Lease ar the Premises, the prevailing party shall be entitled to recover from the losing party, in addition to any other relief, its actual attorneys fees irrespective of whether or not the action or other proceeding is prosecuted to judgment and irrespective of any court schedule of reasonable attorneys' fees. In addition, Tenant shall reimburse Landlord, upon demand, for all reasonable attorneys' fees incurred in collecting Rent or otherwise seeking enforcement against Tenant, its sublessees and assigns, of Tenant's obligations under this Lease.

                           17.2 INDEMNIFICATION. Except to the extent set forth
                  in Section 11.1 above, should Landlord be made a party to any litigation instituted by Tenant against a party other than Landlord, or by a third party against Tenant, Tenant shall indemnify, hold harmless and defend Landlord from any and all loss, cost, liability, damage or expense incurred by Landlord, including attorneys' fees, in connection with the litigation.

                                          ARTICLE 18

                                 SUBORDINATION AND ATTORNMENT

                           18.1 SUBORDINATION. This Lease, and the rights of
                  Tenant hereunder, are and shall be subordinate to the interests of (i) all present and future ground leases and master leases of all or any part of the Building; (ii) present and future mortgages and deeds of trust encumbering all or any part of the Building; (iii) all past and future advances made under any such mortgages or deeds of trust; and (iv) all renewals, modifications, replacements and extensions of any such ground leases, master leases, mortgages and deeds of trust; provided, however, that any lessor under any such ground lease or master lease or any mortgagee or beneficiary under any such mortgage or deed of trust shall have the right to elect, by written notice given to Tenant, to have this Lease made superior in whole or in part to any such ground lease, master lease, mortgage or deed of trust. Upon demand, Tenant shall execute, acknowledge and deliver any instruments reasonably requested by Landlord or any such lessor, mortgagee or beneficiary to effect the purposes of this Section 18.1. Such instruments may contain, among other things, provisions to the effect that such lessor, mortgagee or beneficiary (hereafter, for the purposes of this Section 18.1, a "Successor Landlord") shall (i) not be liable for any act or omission of Landlord or its predecessors, if any, prior to the date of such Successor Landlord's succession to Landlord's interest under this Lease;
                  (ii) not be subject to any offsets or defenses which Tenant might have been able to assert against Landlord or its predecessors, if any, prior to the date of such Successor Landlord's succession to Landlord's interest under this Lease;
                  (iii) not be liable for the return of any security deposit under the Lease unless the same shall have actually been deposited with such Successor Landlord; and (iv) be entitled to receive notice of any Landlord default under this Lease plus a reasonable opportunity to cure such default prior to Tenant having any right or ability to terminate this Lease as a result of such Landlord default. Notwithstanding anything to the contrary contained this Lease, this Lease shall not be subordinate to any hereafter placed mortgage, deed of trust or lease, unless the holder thereof shall be willing to enter into a non-disturbance agreement or subordination agreement with Tenant on commercially reasonable terms pursuant to which, so long as Tenant is not in default of any of Tenant's obligations under this Lease after notice and expiration of the applicable cure periods, Tenant's possession of the Premises and its rights under this Lease shall not be disturbed nor terminated as a result of any default by Landlord under any mortgage, deed of trust or lease or as a result of foreclosure or termination of such mortgage, deed of trust or lease.

                           18.2 ATTORNMENT. If requested to do so, Tenant shall
                  attorn to and recognize as Tenant's landlord under this Lease any superior lessor, superior mortgagee or other purchaser or person taking title to the Building by reason of the termination of any superior lease or the foreclosure of any superior mortgage or deed of trust, and Tenant shall, upon demand, execute any documents reasonably requested by any such person to evidence the attornment described in this Section.

                           18.3 MORTGAGE AND GROUND LESSOR PROTECTION. Tenant
                  agrees to give any holder of any mortgage and any ground lessor, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of Assignment of Rents and Leases, or otherwise) of the address of such mortgage holder or ground lessor (hereafter the "Notified Party"). Tenant further agrees that if Landlord shall have failed to cure such default within twenty (20) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such twenty (20) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the Notified Party shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if the Notified Party has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default). Until the time allowed, as aforesaid, for the Notified Party to cure such default has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of Landlord's default.

                                          ARTICLE 19

                                       QUIET ENJOYMENT

                           Provided that Tenant performs all of its obligations
                  hereunder, Tenant shall have and peaceably enjoy the Premises during the Lease Term, subject to all of the terms and conditions contained in this Lease.

                                          ARTICLE 20

                                    RULES AND REGULATIONS

                           The Rules and Regulations attached hereto as
                  EXHIBIT B are hereby incorporated by reference herein and made a part hereof. Tenant shall abide by, and faithfully observe and comply with the Rules and Regulations and any reasonable and nondiscriminatory amendments, modifications and/or additions thereto as may hereafter be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order and/or cleanliness of the Premises and/or Building. Landlord shall not be liable to Tenant for any violation of such rules and regulations by any other tenant or occupant of the Building.

                              ARTICLE 21

                        ESTOPPEL CERTIFICATES

     Tenant agrees at any time and from time to time upon not more than ten
(10) days' prior written notice from Landlord to execute, acknowledge and deliver to Landlord a statement in writing addressed and certifying to Landlord, or to the holder or assignee of any existing or prospective mortgage encumbering the Building or any part thereof (hereafter a "Mortgagee"), or to the lessor, or existing or prospective assignee of the lessor's position, under any existing or prospective ground lease of the land underlying the Project (hereafter a "Ground Lessor"), or to any prospective purchaser of the land, improvements or both comprising the Project, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); that Tenant has accepted possession of the Premises, which are acceptable in all respects, and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; that Tenant is in full occupancy of the Premises; that no rent has been paid more than 30 days in advance; that the first month's Base Rent has been paid; that Tenant is entitled to no free rent or other concessions except as stated in this Lease; that Tenant has not been notified of any previous assignment of Landlord's or any predecessor landlord's interest under this Lease; the dates to which Base Rent, additional rent and other charges have been paid; that Tenant, as of the date of such certificate, has no charge, lien or claim of setoff under this Lease or otherwise against Base Rent, additional rent or other charges due or to become due under this Lease; and that Landlord is not in default in performance of any covenant, agreement or condition contained in this Lease or any other matter relating to this Lease or the Premises or, if so, specifying each such default. In addition, in the event that such certificate is being given to any Mortgagee or Ground Lessor, such statement may contain any other provisions customarily required by such Mortgagee or Ground Lessor including, without limitation, an agreement on the part of Tenant to furnish to such Mortgagee or Ground Lessor, as applicable, written notice of any Landlord default and a reasonable opportunity for such Mortgagee or Ground Lessor to cure such default prior to Tenant being able to terminate this Lease. Any such statement delivered pursuant to this Section may be relied upon by Landlord or any Mortgagee, Ground Lessor or prospective purchaser to whom it is addressed and such statement, if required by its addressee, may so specifically state. If Tenant does not execute, acknowledge and deliver to Landlord the statement as and when required herein, Landlord is hereby granted a power-of-attorney, coupled with an interest and irrevocable, to execute such statement on Tenant's behalf, which statement shall be binding on Tenant to the same extent as if executed by Tenant.

                            ARTICLE 22

                         ENTRY BY LANDLORD

     Landlord may enter the Premises at all reasonable times to: inspect the same; exhibit the same to prospective purchasers, lenders or tenants; determine whether Tenant is complying with all of its obligations under this Lease; supply janitorial and other services to be provided by Landlord to Tenant under this Lease; post notices of non-responsibility; and make repairs or improvements in or to the Building or the Premises; provided, however, that all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Except to the extent resulting from or relating to the negligence or willful misconduct of Landlord, Tenant hereby waives any claim for damages for any injury or inconvenience to, or interference with, Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant's values, safes and similar areas designated by Tenant in writing in advance), and Landlord shall have the right to use any and all means by which Landlord may deem proper to open such doors to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any such means, or otherwise, shall not under any circumstances be deemed or construed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from any part of the Premises. Such entry by Landlord shall not act as a termination of Tenant's duties under this Lease. If Landlord shall be required to obtain entry by means other than a key provided by Tenant, the cost of such entry shall be payable by Tenant to Landlord as additional rent.

                                    ARTICLE 23

                           LANDLORD'S LEASE UNDERTAKINGS
                        EXCULPATION FROM PERSONAL LIABILITY;
                          TRANSFER OF LANDLORD'S INTEREST

       23.1 LANDLORD'S LEASE UNDERTAKING. Notwithstanding anything to the contrary contained in this Lease or in any exhibits, Riders or addenda hereto attached (collectively the "Lease Documents"), it is expressly understood and agreed by and between the parties hereto that: (a) the recourse of Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in any of the Lease Documents (collectively, "Landlord's Lease Undertakings") shall extend only to Landlord's interest in the real estate of which the Premises demised under the Lease Documents are a part ("Landlord's Real Estate") and not to any other assets of Landlord or its beneficiaries; and (b) except to the extent of Landlord's interest in Landlord's Real Estate, no personal liability or personal responsibility of any sort with respect to any of Landlord's Lease Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, the individual fee owners of the Building, or against any of their respective directors, officers, employees, agents, constituent partners, beneficiaries, trustees or representatives.

       23.2 TRANSFER OF LANDLORD'S INTEREST. Landlord and each successor to Landlord shall be fully released from the performance of Landlord's obligations subsequent to their transfer of Landlord's interest in the Building. Landlord shall not be liable for any obligation hereunder after a transfer of its interest in the Building.


                                    ARTICLE 24

                                 HOLDOVER TENANCY

       If Tenant holds possession of the Premises after the expiration or termination of the Lease Term, by lapse of time or otherwise, Tenant shall become a tenant at sufferance upon all of the terms contained herein, expect as to Lease Term and Rent. During such holdover period, Tenant shall pay to Landlord a monthly rental equivalent to one hundred fifty percent (150%) of the Rent payable by Tenant to Landlord with respect to the last month of the Lease Term. The monthly rent payable for such holdover period shall in no event be construed as a penalty or as liquidated damages for such retention of possession. Without limiting the foregoing, Tenant hereby agrees to indemnify, defend and hold harmless Landlord, its beneficiary, and their respective agents, contractors and employees, from and against any and all claims, liabilities, actions, losses, damages (including without limitation, direct, indirect, incidental and consequential) and expenses (including, without limitation, court costs and reasonable attorneys' fees) asserted against or sustained by any such party and arising from or by reason of such retention of possession, which obligations shall survive the expiration of termination of the Lease Term.

                                    ARTICLE 25

                                      NOTICES

      All notices which Landlord or Tenant may be required, or may desire, to serve on the other shall be in writing and shall be deemed given upon the earlier of may be served, personal service or upon deposit in the U.S. Mail, registered or certified mail, postage prepaid, addressed to the Landlord at the address for Landlord set forth in Section 1.18 above and to Tenant at the address for Tenant set forth in Section 1.19 above, or, from and after the Commencement Date, to the Tenant at the Premises whether or not Tenant has departed from, abandoned or vacated the

Premises, or addressed to such other address or addresses as either Landlord or Tenant may from time to time designate to the other in writing. Any notice shall be deemed to have been served at the time the same was posted.

                                   ARTICLE 26

                                  MISCELLANEOUS

     26.1 ENTIRE AGREEMENT. This Lease contains all of the agreements and understandings relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection with such leasing. Landlord has not made, and Tenant is not relying upon, any warranties, or representations, promises or statements made by Landlord or any agent of Landlord, except as expressly set forth herein. This Lease supersedes any and all prior agreements and understandings between Landlord and Tenant and alone expresses the agreement of the parties.

     26.2 AMENDMENTS. This Lease shall not be amended, changed or modified in any way unless in writing executed by Landlord and Tenant. Landlord shall not have waived or released any of its rights hereunder unless in writing and executed by the Landlord.

     26.3 SUCCESSORS. Except as expressly provided herein, this lease and the obligations of Landlord and Tenant contained herein shall bind and benefit the successors and assigns of the parties hereto.

     26.4 FORCE MAJEURE. Landlord shall incur no liability to Tenant with respect to, and shall not be responsible for any failure to perform, any of Landlord's obligations hereunder if such failure is caused by reason of strike, other labor trouble, governmental rule, regulations, ordinance, statute or interpretation, or by fire, earthquake, civil commotion, or failure or disruption of utility services, or any and all other causes reasonably beyond control of Landlord. The amount of time for Landlord to perform any of Landlord's obligations shall be extended by the amount of time Landlord is delayed in performing such obligation by reason of such force majeure occurrence.

     26.5 SURVIVAL OF OBLIGATIONS. Any obligations of Tenant accruing prior to the expiration of the Lease shall survive the termination of the Lease, and Tenant shall promptly perform all such obligations whether or not this Lease has expired.

     26.6 LIGHT AND AIR. No diminution or shutting off of any light, air or view by any structure now or hereafter erected shall in any manner affect this Lease or the obligations of Tenant hereunder, or increase any of the obligations of Landlord hereunder.

     26.7 GOVERNING LAW. This Lease shall be governed by, and construed in accordance with, the laws of the State of California.

     26.8 SEVERABILITY. In the event any provision of this Lease is found to be unenforceable, the remainder of this Lease shall not be affected, and any provision found to be invalid shall be enforceable to the extent permitted by law. The parties agree that in the event two different interpretations may be given to any provision hereunder, one of which will render the provision unenforceable, and one of which will render the provision enforceable, the interpretation rendering the provision enforceable shall be adopted.

     26.9 CAPTIONS. All captions, headings, titles, numerical references and computer highlighting are for convenience only and shall have no effect on the interpretation of this Lease.

     26.10 INTERPRETATION. Tenant acknowledges that it has read and reviewed this Lease and that it has had the opportunity to confer with counsel in the negotiation of this Lease. Accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms and the intent of the parties.

     26.11 INDEPENDENT COVENANTS. Each covenant, agreement, obligation or other provision of this Lease to be performed by Tenant are separate and independent covenants of Tenant, and not dependent on any other provision of the Lease.

     26.12 NUMBER AND GENDER. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include the appropriate number and gender, as the context may require.

     26.13 TIME IS OF THE ESSENCE. Time is of the essence of this Lease and the performance of all obligations hereunder.

     26.14 JOINT AND SEVERAL LIABILITY. If Tenant comprises more than one person or entity, or if this Lease is guaranteed by any party, all such persons shall be jointly and severally liable for payment of rents and the performance of Tenant's obligations hereunder.

     26.15  EXHIBITS AND SCHEDULE. EXHIBITS A (Outline of Premises) and
B (Building Rules and Regulations) and the RENT SCHEDULE are incorporated into this Lease by reference and made a part hereof.

     26.16 OFFER TO LEASE. The submission of this Lease to Tenant or its broker or other agent, does not constitute an offer to Tenant to lease the Premises. This Lease shall have no force and effect until it is executed and delivered by Tenant to Landlord and executed by Landlord; provided, however, that, upon execution of this Lease by Tenant and delivery to Landlord, such execution and delivery by Tenant shall, in consideration of the time and expense incurred by Landlord in reviewing the Lease and Tenant's credit, constitute an offer to Lease the Premises upon the terms and conditions set forth herein (which offer to Lease shall be irrevocable for five (5) business days following the date of delivery).

     26.17 NO COUNTERCLAIM; CHOICE OF LAWS. It is mutually agreed that in the event Landlord commences any summary proceeding for non-payment of Rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, except for compulsory counterclaims. In addition, Tenant hereby submits to local jurisdiction in the State of California and agrees that any action by Tenant against Landlord shall be instituted in the State of California and that Landlord shall have personal jurisdiction over Tenant for any action brought by Landlord against Tenant in the State of California.

     26.18 RIGHTS RESERVED BY LANDLORD. Landlord reserves the following rights exercisable without notice (except as otherwise expressly provided to the contrary of this Lease) and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for set-off or abatement of Rent: (i) to change the name or street address of the Building; (ii) to install, affix and maintain all signs on the exterior and/or interior of the Building; (iii) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (iv) subject to the provisions of Article 22 above, to display the Premises and/or the Building to mortgagees, prospective mortgagees, prospective purchasers and ground lessors at reasonable hours upon reasonable advance notice to Tenant; (v) to change the arrangement of entrances, doors, corridors, elevators and/or stairs in the Building, provided no such change shall materially adversely affect access to the Premises; (vi) to grant any party the exclusive right to conduct any business or render any service in the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purposes permitted under this Lease; (vii) to prohibit the placement of vending or dispensing machines of any kind in or about the Premises other than for use by Tenant's employees; (viii) to prohibit the placement of video or other electronic games in the Premises; (ix) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises according to the rules of the United States Post Office and to discontinue any mail chute business in the Building; (x) to close the Building after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission at all times under such rules and regulations as Landlord prescribes for security purposes; (xi) to install, operate and maintain security systems which monitor, by close circuit television or otherwise, all persons entering or leaving the

     Building; (xiii) to install and maintain pipes, ducts, conduits, wires and structural elements located in the Premises which serve other parts or other tenants of the Building; and (xiii) to retain at all times master keys or pass keys to the Premises.

          IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:                              TENANT:

MARINA INVESTMENTS, INC.,              INTERWAVE COMMUNICATIONS, INC.,
a Delaware Corporation                 a California corporation

By: /s/ Rim Antoine Hindieh            By: /s/ [ILLEGIBLE]
   --------------------------              ----------------------------
Title:  RIM ANTOINE HENDIEH            Title: Chairman, CEO & President
      -----------------------                --------------------------
          PRESIDENT                    By:
Date:                                      ----------------------------
     ------------------------          Title:
                                             --------------------------
                                       Date:
                                             --------------------------

                                   EXHIBIT A

                                  [FLOORPLAN]

                                                   FIRST FLOOR
                                                PENINSULA MARINA
                                  652 BAIR ISLAND BOULEVARD, REDWOOD CITY, CA.

                                   EXHIBIT A

                                  [FLOORPLAN]

                                                   FIRST FLOOR
                                                PENINSULA MARINA
                                  656 BAIR ISLAND BOULEVARD, REDWOOD CITY, CA.

                                  [FLOORPLAN]

                                                  SECOND FLOOR
                                                PENINSULA MARINA
                                  656 BAIR ISLAND BOULEVARD, REDWOOD CITY, CA.

                                  [FLOORPLAN]

                                                  THIRD FLOOR
                                                PENINSULA MARINA
                                  656 BAIR ISLAND BOULEVARD, REDWOOD CITY, CA.

                                  [FLOORPLAN]

                                                   FIRST FLOOR
                                                PENINSULA MARINA
                                  658 BAIR ISLAND BOULEVARD, REDWOOD CITY, CA.

                                  [FLOORPLAN]

                                                  SECOND FLOOR
                                                PENINSULA MARINA
                                  658 BAIR ISLAND BOULEVARD, REDWOOD CITY, CA.

                                   EXHIBIT A

                                  [FLOORPLAN]

                                                   FIRST FLOOR
                                                PENINSULA MARINA
                                  650 BAIR ISLAND BOULEVARD, REDWOOD CITY, CA.

                          PENINSULA MARINA & OFFICE PARK
                               RULES & REGULATIONS
                                    EXHIBIT B

1. The plumbing facilities shall not be used for any purpose other than that which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by the Tenant, who shall, or whose employees, agents and invitees shall have caused it.

2. Tenant shall not mark, nail, drill, or otherwise deface walls, ceilings, partitions, floors, doors, wood, paint, stone or metal work of the building, except that Lessee may, nail walls for hanging book shelves, pictures, and advertising provided all holes and any related damages are repaired at the close of tenancy.

3. Tenant shall not use, keep or permit to be used, or kept, any foul or noxious gas or substance in the Premises or permit or suffer the Premises to be used or occupied in any manner offensive or objectionable to Landlord or other occupants of the Building by reason of any noise, odors, and/or vibrations.

4. Tenant, or its agents, shall not play any musical instruments or make or permit any improper noises in the Building.

5. Tenant, or its employees, shall not loiter in the entrance or corridor of the Building, or in any way obstruct the sidewalks, hallways, stairways, and elevators, and shall use the same only as a means of access to and from the Premises.

6. Tenant shall not load the floor area with more than twenty five (25) pounds per square foot deadweight, and the weight, size and position of all safes and other heavy equipment shall be subject to location designated by Landlord, except for common office furniture and library providing the weight limit is not exceeded.

7. All furniture, equipment, and freight shall be moved in and out of building only at hours designated by Lessor according to regulations posted in the Building. Lessor will not be responsible for loss or damage to any furniture, equipment, or other personal property of Tenant from any cause, except for water damage and damage caused by an act of Landlord or it's agents.

8. All keys for the Premises shall be provided to Tenant by Landlord and Tenant shall return to Lessor any of such keys so provided upon the termination of the Lease. Tenant shall not change locks or install other locks on doors of the Premises, without consent of Landlord, which shall not be unreasonably withheld.

9. No person shall enter or remain in the building while intoxicated or under the influence of liquor or drugs. Landlord shall have the right to exclude or expel from the Building any person who, in the absolute discretion of Landlord, is under the influence of liquor or drugs, except for an occasional use of alcohol in connection with promotional functions.

Page 2
                         PENINSULA MARINA & OFFICE PARK
                               RULES & REGULATIONS
                                    EXHIBIT B

10. No sale, storage, use or giving away of alcoholic beverages on or from the Premises by Tenant or agent of the Tenant is allowed unless duly stipulated in the Lease Agreement.

11. Landlord reserves the right to lock all entrances to the Building during such hours as Landlord, in its sole discretion, may determine to be necessary for the adequate protection of the building. Access to the Building during such times as the entrances are locked shall be subject to the permission of the Landlord and in accordance with additional rules and regulations prescribed at such times. In the event a building entrance is locked, Tenant shall be provided with a key to assure access to the Premises at all times.

12. There shall be no overnight parking by Tenant, Tenant's employees or Tenant's invitees in any of the parking lot at the Peninsula Marina Office Building, unless Tenant requests a parking permit from the Building Management Office.

13. Tenant shall not install any form of window covering or ventilators or similar devices visible from the outside of the building without the prior written consent of Landlord. All window coverings shall be provided at the sole cost of the Landlord.

14. Tenant shall not keep or permit to be kept in the building any flammable or combustible material.

15. Tenant shall not keep or permit to be kept in the building, any cash money unless it is kept in a locked fire safe which is secured each night.

16. Tenant shall upon completion of work, turn off all lights and other machinery in the Premises to prevent waste and damage.

17. No vending machines or machines of any description may be installed, operated or maintained on the Premises without the written consent of Landlord, which shall not be unreasonably withheld.

18. Tenant shall use care when food is stored and/or consumed on the Premises to help prevent attracting ants, roaches, and other insects.

19. Tenant shall not keep or permit to be kept in the building any animals or fowls.

20. Tenant shall not attach or affix any antenna or dish of any kind or any other special devise to the building without the express written consent of the Landlord.

21. Landlord reserves the right, in its sole discretion, to revise and or amend the current rules for the common good of all Tenants and or complex in general.

22. There is no smoking allowed within the buildings. Smoking is allowed on open patios and along the exterior walkways. Ashtrays are placed on each building for your convenience.

                                                                   EXHIBIT 10.18


                                                     March 16, 1998




                        TECHNICAL INFORMATION AGREEMENT

                                  Revision 11


                            Northern Telecom Limited


                                    interWAVE

                                     INDEX

ARTICLE                             TITLE                       PAGE
-------                             -----                       ----
  1        DEFINITIONS                                             2
  2        TECHNICAL INFORMATION GRANT                             3
  3        PATENT GRANT                                            4
  4        SOFTWARE GRANT                                          4
  5        FURNISHING OF TECHNICAL INFORMATION                     6
  6        TECHNICAL ASSISTANCE AND TESTING SERVICES               6
  7        OTHER ASSISTANCE                                        9
  8        CONFIDENTIAL INFORMATION                               10
  9        GRANT BACK LICENSE                                     12
 10        DEVELOPMENT AGREEMENT                                  12
 11        LIABILITY                                              15
 12        FORCE MAJEURE                                          16
 13        REGISTRATION                                           17
 14        DURATION                                               17
 15        TERMINATION                                            17
 16        DISPUTE RESOLUTION                                     18
 17        NOTICES                                                19
 18        ASSIGNMENT                                             19
 19        GENERAL                                                21

SCHEDULE A - SUPPORT INFORMATION                                  24
SCHEDULE B - NORTEL LAB COSTS                                     27

SCHEDULE C - TEST BED SPECIFICATIONS                              28
SCHEDULE D - PARTIAL TERMINATION REFUND                           29


                     TECHNICAL INFORMATION AGREEMENT

MEMORANDUM OF AGREEMENT made and entered into on the _______ day of _____________, 1998

    BY AND BETWEEN:

         NORTHERN TELECOM LIMITED, a corporation duly incorporated under the laws of Canada, having its executive offices at 8200 Dixie Road, Brampton, Ontario, Canada, on behalf of itself and its Subsidiaries,


                                                   (hereinafter called "NORTEL")

    AND:

         INTERWAVE COMMUNICATIONS INTERNATIONAL, LTD., a Bermuda corporation having its offices at c/o Codan Services Ltd. Clarendon House, Church Street, Hamilton, HM CX, Bermuda,


                                                (hereinafter called "INTERWAVE")

    WHEREAS Nortel manufactures and markets, globally, certain mobile and fixed wireless telecommunications systems;

    WHEREAS interWAVE has developed a low-capacity microcellular system ("MICROCELLULAR PUBLIC RADIO SYSTEM") which is based on the Global System for Mobility standards and which utilizes microcellular infrastructure products ("MICROCELLULAR INFRASTRUCTURE PRODUCTS");

    WHEREAS Nortel desires to be interWAVE's preferred channel to market for the Microcellular Public Radio System on a global basis and is prepared to participate, financially and otherwise, in its evolution;

    WHEREAS interWAVE recognizes the benefits of being associated with a global company of Nortel's stature and is prepared to accept Nortel's funding and participation in the evolution of the Microcellular Public Radio System;

    WHEREAS both Parties anticipate that they may wish to collaborate in the development of future products and

    WHEREAS interWAVE has provided economic consideration via the Shareholder Agreement in the amount of US$3.5 million.

    NOW, THEREFORE, THIS AGREEMENT WITNESSETH THAT, IN CONSIDERATION OF THE SHAREHOLDER AGREEMENT AND THE ORIGINAL EQUIPMENT MANUFACTURING (OEM) AGREEMENT EXECUTED CONCURRENTLY HEREWITH AND THE MUTUAL PROMISES HEREINAFTER SET FORTH, THE PARTIES AGREE AS FOLLOWS:

                                   ARTICLE I

                                  DEFINITIONS

1.1.  As used herein, unless otherwise defined:

a) "AFFILIATE" shall mean a corporation or company which a Party hereto effectively controls, directly or indirectly, other than a Subsidiary, through the ownership or control of shares in the corporation or company; in the case of Nortel, "Affiliate" shall include the parent company Northern Telecom Limited, and Northern Telecom Inc., and any corporation which the parent corporation controls directly or indirectly through the ownership or control of shares or securities in such other corporation or otherwise;

b) "EFFECTIVE DATE" shall mean the date of any governmental approvals required to carry out this Agreement or in the event no such approvals are necessary, the date first set forth above;

c) "INTERWAVE PRODUCTS" shall mean the Microcellular Infrastructure Products as manufactured by or on behalf of interWAVE that complies with the Global System for Mobility standards;

d) "MICROCELLULAR INFRASTRUCTURE PRODUCTS" shall have the meaning ascribed to it in the Patent License Agreement among Northern Telecom Limited, Nortel Matra Cellular SCA, and interWAVE, executed concurrently with the execution of this Agreement.

e) "MICROCELLULAR PUBLIC RADIO SYSTEM" shall have the meaning ascribed to it in the Patent License Agreement among Northern Telecom Limited, Nortel Matra Cellular SCA, and interWAVE, executed concurrently with the execution of this Agreement.

f) "OEM AGREEMENT" shall mean the ORIGINAL EQUIPMENT MANUFACTURING (OEM) AGREEMENT executed concurrently herewith; "PATENT LICENSE" shall mean the PATENT LICENSE AGREEMENT executed concurrently herewith;

g) "PRODUCT SOFTWARE" shall mean the compiled, assembled or otherwise processed version of Support Software that constitutes, in whole or in part, the software that executes in, and controls the normal functionality of, interWAVE Products;

h) "SUPPORT INFORMATION" or "TECHNICAL INFORMATION" shall mean that information related to the functionality, performance, testing and interfaces of Nortel's products with which the Microcellular Infrastructure Products must be capable of interworking, and similar information related to other Nortel Products, all as set forth in Schedule "A" attached hereto and forming a part hereof, as from time to time amended by the Parties, to the extent available in accordance with
      Article 5 ("Furnishing of Technical Information") hereof;

i) "SUPPORT SOFTWARE" shall mean the software, if any, contained in the Support Information; and

j) "SUBSIDIARY" shall mean a corporation or company in which a Party hereto effectively owns or controls, and continues to own or control, directly or indirectly, more than fifty percent (50%) of the voting stock or shares.

                                   ARTICLE 2
                          TECHNICAL INFORMATION GRANT

2.1 SUPPORT INFORMATION: Nortel, to the extent of its legal right so to do, hereby grants to interWAVE, as of the Effective Date, subject to the terms and conditions of this Agreement, personal, non-transferable, non-assignable except under the terms set forth in Article 18.1, indivisible, non-exclusive rights:

      (a) to use and modify Support Information supplied hereunder solely to develop, manufacture and test interWAVE Products; and

      (b) to sell interWAVE Products based on or incorporating Support Information to its customers worldwide.

2.2   PROCUREMENT SPECIFICATIONS: The aforesaid rights shall include:

      (a) the right to communicate relevant procurement specifications related to Support Information to suppliers in all countries of the world reasonably necessary for, and solely for, the procurement by interWAVE of commercially available materials, parts, components and assemblies for use in the manufacture and/or installation of interWAVE Products; and

      (b) the right to communicate to customers purchasing or leasing interWAVE Products such portions of Support Information as are reasonably needed by such customers for operating and maintaining interWAVE Products;

      provided, however, the recipients of Support Information shall be advised by interWAVE, in writing at the time of or before such communication, that proprietary information is being communicated and that such information is to be kept confidential and not used except as permitted hereunder, and provided further, that such recipients have contractually agreed, in writing, prior to such disclosure, to respect such confidentiality obligations.

                                   ARTICLE 3

[INTENTIONALLY BLANK]

                                   ARTICLE 4
                                SOFTWARE GRANT

4.1 INTEGRATION: Notwithstanding Article 2 ("Technical Information Grant") hereof, in the event Support Information includes Support Software, interWAVE's rights in respect of Support Software shall be as set out below in this Article 4 ("Software Grant").

4.2 GRANT: Nortel, to the extent of its legal right so to do, hereby grants to interWAVE, as of the Effective Date, subject to the terms and conditions of this Agreement, personal, non-transferable, non-assignable, indivisible, non-exclusive rights:

4.3   (a)   to modify and use Support Software to develop and produce Product
            Software for use solely in interWAVE Products; and

      (b) to sublicense the Product Software solely for the purpose of operating and maintaining interWAVE Products used, leased or sold by interWAVE pursuant to this Agreement.

4.3. LIMITED LICENSE RIGHTS: Nothing contained herein shall transfer, or be deemed to transfer, or contemplate the transfer of, any rights in or to Support Software other than those rights specifically granted herein and, in particular but without restricting the generality of the foregoing, Nortel does not in any way transfer any right, title or interest in or to Support Software, or derivatives thereof or any element constituting a portion thereof, to interWAVE or its sublicensees, other than the limited rights granted herein.

4.4. FIRMWARE MARKING: In respect of Product Software residing in non-reprogrammable memory devices forming an integral part of interWAVE Products (commonly referred to as "firmware"), interWAVE shall, having regard to the laws of the country(ies) in which such interWAVE Product is intended to be sold, affix to such devices a copyright notice and/or such other notice in accordance with prudent procedure to assist in the prohibition of the reproduction, decompilation or the like of, and to ensure the continuation of Nortel's proprietary rights in, the Support Software.


4.5. NON-FIRMWARE SUBLICENSING: In respect of Product Software that resides other than in non-reprogrammable memory devices forming an integral part of the interWAVE Product (commonly referred to as "firmware"), interWAVE's right to furnish Product Software to its sublicensees shall be subject to the prior or concurrent entering into of an enforceable sublicense agreement between interWAVE and each sublicensee containing the following provisions:

      (a) sublicensee shall acquire no right, title or interest in or to Product Software other than the right to use Product Software for the operation and maintenance of interWAVE Products and such use shall be limited to specific individual central processing units bearing a specific serial number and having a specific location;

      (b) sublicensee shall hold Product Software in confidence for Nortel and interWAVE and shall not, at any time, without the prior written consent of Nortel and interWAVE, use or reproduce Product Software except as expressly permitted hereunder or divulge Product Software to any person other than employees of sublicensee with a need to know; and

      (c) the right to use Product Software shall be in accordance with the laws applicable in the country in which the relevant instance of interWAVE Product is sold but so as not to affect, but to preserve, the proprietary and confidential nature of Product Software and any patent, copyright, or other rights of Nortel, its Subsidiaries and Affiliates applicable to Support Software.

4.6. SUBLICENSE ENFORCEMENT: interWAVE shall negotiate, execute, administer and monitor each of Product Software sublicense agreements to ensure compliance with all of the relevant provisions of this Agreement. In the event a Sublicensee is in default under its sublicense agreement, interWAVE shall so advise Nortel in writing, promptly, and exercise as soon as reasonably possible such rights and recourses as it may have in the circumstances with particular emphasis on preserving the proprietary and confidential nature of Support Software and any patent, copyright or other rights of Nortel, its Subsidiaries or Affiliates, applicable to Support Software.

4.7. USE BY INTERWAVE: In the event interWAVE uses interWAVE Products for its own purposes other than for matters associated with the exercise of this Agreement (such matters including, by way of example, captive offices for developing, testing and demonstrating interWAVE Products, or training, as contemplated herein) interWAVE's use of the related Product Software shall be subject to the provisions hereunder applicable to its sublicensees therefor.

4.8. THIRD PARTY SOFTWARE: In the event use of Support Software or Product Software derived therefrom requires the presence or associated execution of software proprietary to a third party, interWAVE, solely, shall be responsible for acquiring the necessary rights to such third party software and shall bear all the costs associated therewith.

4.9. COPYRIGHT NOTICES, USE BY GOVERNMENT: interWAVE shall not remove or destroy any copyright or restricted rights notices affixed by Nortel to any original media containing Support Software or Documentation. All interWAVE Products incorporating Product Software or portions thereof distributed to the U.S. Government shall contain required "Restricted Rights" notices substantially as follows: "Use, duplication or disclosure by the U.S. government is subject to restrictions as set forth in DFARS 252.227-7013(c)(i)-(ii); FAR 52.227-19; and FAR 52.227-14, Alternate III,
      as applicable (including any subsequent clauses) or any other applicable Federal government regulations." Any copies of Product Software or Documentation distributed by interWAVE shall either be labeled in the same manner as on the original media or in a manner substantially similar to the following:

            -C-   Copyright "YEAR" interWAVE and its licensors.
                  All Rights Reserved.

                                    ARTICLE 5

                       FURNISHING OF TECHNICAL INFORMATION

5.1. SUPPORT INFORMATION: Nortel shall, to the extent of its legal right so to do, furnish to interWAVE Support Information, in the form then being used in Nortel's facilities at Richardson, Texas; Guyancourt, France; and Ottawa, Canada in its day to day operations. An initial listing of said Support Information is attached hereto as Schedule A. Further Support Information provided by Nortel shall be treated as such provided the parties execute by written amendment a revised Schedule A; in the absence of such written amendment, such information shall be treated as Confidential Information. Except with respect to the information in Schedule A, Nortel shall not be obligated to develop or produce any new or unavailable Support Information to perform its obligations under this Agreement.

5.2. TIMETABLE: Nortel shall commence the supply of Support Information as soon as reasonably possible following execution hereof.

5.3. DELIVERY: Technical Information shall be deemed delivered upon delivery to interWAVE, care of the common carrier designated by interWAVE, at Nortel's facility from which such information is furnished.

5.4. NORTEL NETWORK ACCESS: interWAVE acknowledges that it shall not acquire under this Agreement any rights to access systems, databases, applications or services resident or based on, or constituting a portion of, the various mainframe computer systems and local area and wide-area network facilities (including, without limitation, workstations and personal computers connected thereto) operated by Nortel and its Subsidiaries or Affiliates. In the event the Parties jointly determine that such access is appropriate, they shall enter into a separate written agreement in respect thereof.


                                   ARTICLE 6

                    TECHNICAL ASSISTANCE AND TESTING SERVICES

6.1. PRODUCTS TO BE TESTED, TESTING FACILITIES: interWAVE shall delvier to Nortel interWAVE Products, specified in a written product schedule, along with interWAVE-developed testing, interconnecting, or other equipment or items deemed necessary by Nortel and interWAVE ("Ancillary Equipment") to enable Nortel and interWAVE to perform Testing Services hereunder. interWAVE shall deliver the interWAVE Products and Ancillary Equipment to Nortel and Nortel shall use its best efforts to schedule the tests of the interWAVE Products in accordance with dates set forth in a written timetable schedule, provided (a) said product schedule and said timetable schedules are provided not less than ninety (90) days in advance of the times set forth for Testing; and (b) time is not of the essence with respect to the performance of Testing by Nortel. Notwithstanding interWAVE's failure to provide said ninety (90) days notice, Nortel will make good-faith efforts to perform Testing Services in accordance with the written schedules proposed. To facilitate Nortel's efforts to make its testing facilities available, interWAVE shall provide, on a quarterly basis, a written schedule showing new product release dates and projected testing facility needs for the following twelve months.

6.2 TECHNICAL REPRESENTATIVES: interWAVE and Nortel shall each supply to the other the name of a technical representative through whom all communications relating to the Testing shall be made (respectively "interWAVE's Technical Representative" and "Nortel's Technical Representative"). interWAVE's Technical Representative shall provide such assistance as Nortel may require in order to set up and adjust the interWAVE Products and Ancillary Equipment to enable Testing of the interWAVE Products to determine its inter-operability with Nortel's GSM Products. interWAVE's Technical Representative shall be informed of the time, location and identity of the Testing and shall attend the Testing and witness all aspect thereof. In the event interWAVE's Technical Representative or another interWAVE employee designated by interWAVE is unavailable or otherwise fails to attend, Nortel shall at its option either perform, postpone or cancel the Testing.

6.3 INFORMATION TO BE PROVIDED BY INTERWAVE: interWAVE shall supply to Nortel technical and operating descriptions of the interWAVE Products as may be required by Nortel to facilitate the performance of Testing Services, including, without limitation the following (to be hereinafter referred to as "interWAVE SUPPORT INFORMATION"):

          (a) a general description of the interWAVE Products including its interaction with the telephone network;

          (b) full details of all physical interconnections required by the interWAVE Products in all modes of operation;

          (c) full details of the methods required to allow Nortel to provide normal and appropriate input signals to the interWAVE Products during the Testing;

          (d) a completed questionnaire, said questionnaire supplied by Nortel at least two (2) weeks prior to the date the Testing is scheduled to begin;

          (e) any information derived by interWAVE from prior certification tests involving the interWAVE Products or from the operation of the interWAVE Products which would relate to the Testing of the interWAVE Products; and

          (f) interWAVE system test scripts and interWAVE test specifications.

6.4. TESTING SERVICES: The Testing Services shall consist of "Initial Testing" and "Retesting". Nortel shall provide Testing Services (i.e., Initial Testing followed by Retesting) at a frequency of three (3) times per year. The duration of said Testing Services shall be not more than two weeks of Initial Testing and not more than one week of Retesting. As well, Nortel shall schedule an additional two (2) weeks of Initial Testing for the first Initial Testing period and an additional one (1) week of Initial Testing for the second Initial Testing period, and Nortel shall use reasonable efforts to accommodate interWAVE's schedule in connection therewith.

6.5. INITIAL TESTING: The "INITIAL TESTING" shall consist of a test suite as Nortel and interWAVE jointly determine and specify in writing to be appropriate with respect to interWAVE Products. The Testing Services will be based upon the Support Information specified in Schedule A and the interWAVE Support Information. The Initial Testing shall determine the compliance of the interWAVE Products with the Specifications in Schedule A and the interWAVE Support Information. The Initial Testing will not determine the causes of any noncompliance with said Specifications and interWAVE Support Information.

6.6. RETESTING: Upon receipt of a written request from interWAVE, and in accordance with a retesting schedule as shall be mutually agreed upon by the parties, Nortel shall provide interWAVE a subset of the above-referenced Initial Testing for the purpose of retesting ("RETESTING") any interWAVE Products which has been modified by interWAVE in order to correct issues which may have been discovered during Initial Testing; PROVIDED, however, that such access shall be provided to interWAVE only one time per Testing Services cycle, for a period not to exceed one week of time.

6.7. ADDITIONAL TESTING: For Testing Services in excess of the stated frequency or duration of the Initial Testing and Retesting, Nortel may, at its option, following written notification to interWAVE, invoice interWAVE at Nortel's then-existing fully loaded costs (a schedule of Nortel's current fully loaded costs for Lab Services, which may be changed by Nortel from time to time in its sole discretion, is attached hereto as Schedule B). Nortel shall invoice interWAVE for such fees plus any taxes or like fees or charges which may be assessed against, or otherwise payable by, Nortel for Nortel's performance, except for any such tax, fee, or charge on Nortel's net income. interWAVE shall pay Nortel such fees within thirty (30) days of receipt of such invoice.

6.8. COMMUNICATION AND DISCLOSURE OF RESULTS: Nortel shall promptly communicate the results of all Testing Services and any "Retesting" performed hereunder to interWAVE. interWAVE shall be entitled to disclose such results and the non-proprietary test methods, provided that interWAVE shall not include any reference to Nortel or include any information that would identify Nortel without Nortel's written consent. Nortel may, with interWAVE's written permission, provide such results to Nortel's customers, subject to such restrictions as the Parties deem to be appropriate regarding further disclosure by such customers of the results.

6.9. OTHER FACILITIES: Nortel shall make available to interWAVE two cubicles of office space for use by interWAVE personnel, furnished with basic office furniture; provided that interWAVE shall provide any necessary computing equipment and test equipment it should choose to maintain at said office.

                                    ARTICLE 7

                               OTHER ASSISTANCE

7.1. MOBILE SWITCHING CENTER: The Parties acknowledge that the testing of the interWAVE Products and Developed Products may require access to the Nortel Mobile Switching Center ("MSC") to facilitate base station subsystem ("BSS") testing. interWAVE shall be accorded three (3) days use of the Nortel MSC per calendar quarter, usages in excess of this amount to be provided at Nortel's then-existing fully loaded cost (see Schedule B for Nortel's current "MSC Access Cost"). When interWAVE requires access to the Nortel MSC, it shall advise Nortel at the earliest opportunity (providing not less than thirty (30) days notice) and Nortel shall use reasonable endeavors to make such facilities available at the requested times. Notwithstanding interWAVE's failure to provide said thirty (30) days notice, Nortel will make good-faith efforts to provide access at the requested times.

7.2. GSM COMPONENT PURCHASES: To the extent of its legal right to do so, Nortel will use reasonable efforts to make available, through its existing GSM Component suppliers, the prices, terms and conditions associated with the provision of GSM Components for products of the type covered by the ORIGINAL EQUIPMENT MANUFACTURING (OEM) AGREEMENT executed concurrently herewith. interWAVE shall communicate to Nortel on a quarterly basis its projected 12-month forecast of requirements for such GSM Components so that these requirements can be incorporated by Nortel into its purchasing negotiations with its GSM Component suppliers. In the case where Nortel can obtain lower costs from an alternate GSM Component supplier for one or more GSM Components, interWAVE shall consider using said GSM Component supplier for the supply of said GSM Components.

7.3. TEST BED: interWAVE shall develop a test bed at Redwood City, California to facilitate Nortel's testing of the hardware and software necessary to support the ORIGINAL EQUIPMENT MANUFACTURING
      (OEM) AGREEMENT and to facilitate such other purposes to which the parties have mutually agreed. The Test Bed shall meet the specifications attached hereto in Schedule C. interWAVE shall invoice Nortel for a fixed amount of $320,370.00U.S. according to the terms of
      Section 9.1.1 ("Price and Payment") of Schedule 1 of the ORIGINAL EQUIPMENT MANUFACTURING (OEM) AGREEMENT for the creation and ongoing maintenance of the Test Bed.

7.4. ACCESS: The parties agree that, when Nortel is not utilizing the Test Bed, it may be utilized by interWAVE; therefore, access to and use of the Test Bed shall be governed by written schedule, said schedule to be maintained by interWAVE so as to avoid conflicting needs therefor, said schedule further maintained so as to give Nortel absolute priority of use on three (3) days notice and preferential priority of use on one
      (1) days notice.

                                  ARTICLE 8

                           CONFIDENTIAL INFORMATION

8.1. CONFIDENTIAL INFORMATION: Each of the parties recognizes and agrees that the unauthorized use or disclosure of the other party's confidential or proprietary information relating to such party's business, plans, technology, and products ("Confidential Information") would cause irreparable injury to the disclosing party for which it would have no adequate remedy at law, and that an actual or threatened breach of this section shall entitle the disclosing party to obtain immediate injunctive relief prohibiting such breach, in addition to any other rights and remedies available to it. If Confidential Information is disclosed orally, the disclosing party shall notify the receiving party of the confidential nature of the Confidential Information at the time of disclosure and such Confidential Information shall be reduced to writing, marked as confidential and delivered to the receiving party within thirty (30) days after oral disclosure.

8.2. TECHNICAL INFORMATION CONSTITUTES CONFIDENTIAL INFORMATION: interWAVE acknowledges that Technical Information furnished by Nortel pursuant hereto, or information communicated to or acquired by interWAVE as a consequence of the provision of technical assistance pursuant hereto, is Confidential Information as defined above and is and shall continue to be the exclusive property of Nortel. interWAVE shall hold Confidential Information in confidence for Nortel and only make use of, or disclose, it as permitted by this Agreement.

8.3. PROTECTION OF CONFIDENTIAL INFORMATION: For the period during and for three (3) years following the last day of the term all Confidential Information shall be subject to the following:

      (a) The recipient shall restrict disclosure of the Confidential Information to only those of recipient's employees and contractors who (1) have a legal or contractual obligation to maintain the information in confidence according to this Article; and to those who (2) have a "need to know" (i.e. employees and contractors that require the Confidential Information to perform their responsibilities in connection with this Agreement). The recipient shall not disclose Confidential Information to any other person or entity without the prior written consent of the disclosing party;

     (b) The recipient shall use the Confidential Information only for the purposes of performing under this Agreement;

     (c) The recipient shall advise those employees or contractors who access the Confidential Information of their obligations with respect thereto;

     (d) The recipient shall copy the Confidential Information only as necessary for those employees or contractors who are entitled to receive it and ensure that all confidentiality notices are reproduced in full on such copies; and

     (e) The recipient shall return all copies of such Confidential Information to the disclosing party at the disclosing party's request.

     (f) If any Confidential Information is required to be disclosed in response to a valid order of the court or lawful request of a government agency, the recipient shall first notify the disclosing party of the order or request and permit the disclosing party to seek an appropriate protective order.

       (g) interWAVE shall not make or have made or permit to be made any copies or translations of Confidential Information, except those copies or translations which are necessary to the use hereunder by interWAVE, and all such copies or translations shall, upon reproduction by interWAVE, contain the same proprietary and confidentiality notices or legends as appear on Confidential Information.

8.1. EXCLUSIONS: The confidentiality obligations set forth in this Section 8 will not apply to any Confidential Information that:

       (a) becomes known to the general public without fault or breach on the part of the receiving party;

       (b) the receiving party obtains from a third party without breach of a nondisclosure obligation and without restriction on disclosure;

       (c) is furnished to a third party by the disclosing party without a similar restriction on such third party's rights;

       (d) can by written records be shown to have been known by the receiving party at the time of disclosure; or

       (e) the receiving party can demonstrate to the reasonable satisfaction of the disclosing party was developed independently by employees or contractors of the receiving party who had no access to Confidential Information directly related to such independent development.

8.1. NONDISCLOSURE OF TERMS: Neither party shall publicly disclose any information regarding the terms and conditions contained herein without having received prior approval, in writing, from the other party.


                                   ARTICLE 9

                              GRANT BACK LICENSE

9.1. IMPROVEMENTS: If interWAVE makes any improvements, developments, inventions, changes or innovations directly related to the Technical Information (hereinafter called "Improvements"), and interWAVE files for a patent covering such Improvements, then:

       (a) if interWAVE files for and obtains, or otherwise acquires, any patent thereon in any country, interWAVE shall grant to Nortel a personal, non-exclusive, non-transferable, Sublicensable (as defined below), royalty-free full term license to make, have made, use, lease and sell products and software under any such patents, to the extent such patents directly relate to Improvements; or

       (b) if interWAVE intends to file such patent application(s) only in certain countries, interWAVE shall, within such time as will enable Nortel conveniently to make timely patent applications in such countries, provide Nortel, at its request, with all signature and documents necessary for filling applications for an obtaining such patent or patents in such countries wherein interWAVE does not intend, but in which Nortel may elect, to apply for patents covering any such patentable subject matter, provided Nortel shall file such patent applications at its own expense (but with such assistance as interWAVE may properly give) and interWAVE shall be granted, a non-exclusive, free, unrestricted full term license (with the right to grant sublicenses) for such patents.

9.2. For the purposes of section 9.1, "Sublicensable" shall mean sublicensable to:

       (a) any joint venture, partnership, corporation or other entity in which Nortel owns or controls, directly or indirectly, twenty (20%) percent or more of the shares or other mechanism of control or influence by way of contractual or other legally enforceable rights; and/or

       (b) any entity that acquires, directly or indirectly, any Nortel business or portion thereof whose products are covered by such patent.


                                   ARTICLE 10

                             DEVELOPMENT AGREEMENT

10.1. DEVELOPMENT INFORMATION: From time to time the Parties may agree that interWAVE, Nortel, or the Parties jointly, shall undertake the development of products utilizing information of a design or other technical nature other than Support Information made available to interWAVE by Nortel (hereinafter termed "Development Information"). The Parties acknowledge that the following items will receive priority consideration as projects to be undertaken under the Development
       Agreement:

       (a) Cost effective MAP interface for rural systems using low cost transmission and signalling;

       (b)   Integration of interWAVE OMC with Nortel OMC;

       (c) Integration of interWAVE system with Nortel M1 PBX including delivery of features to GSM users; and

       (d)   Interface interWAVE MSC with Nortel IWF.

10.2. DEVELOPMENT AGREEMENT: With respect to such development, the Parties agree as follows:

       (a) TIMELY EXECUTED DEVELOPMENT AGREEMENT: Joint development of products utilizing Development Information shall take place only pursuant to a written Development Agreement between the Parties, SAID DEVELOPMENT AGREEMENT TO BE NEGOTIATED AND EXECUTED BY THE PARTIES NOT LATER THAN THE FIRST BUSINESS DAY FOLLOWING THE SIXTIETH (60) DAY AFTER THE EFFECTIVE DATE OF THIS AGREEMENT;

       (b) PROJECT ADDENDA: The Development Agreement shall anticipate the performance of development activity on a project-by-project basis, with the details associated with a particular Project contained within one or more Project Addenda attached thereto;

       (c) CONTENTS OF PROJECT ADDENDA: The Project Addenda shall specifically contain (1) a Project Title; (2) a Project Summary; (3) a Work Plan containing a Description and Specification of Deliverables, the Acceptance Criteria therefor;

                                 Page 11 or 29
             the Delivery Dates for said Deliverables; (4) Descriptions of any required Reports; (5) Pricing / Payment Terms; (6) Termination conditions; and (7) Project Management contacts. The Project Addenda may or may not contain provisions with respect to Intellectual Property issues; however, if the Project Addenda does contain Intellectual Property provisions, and these provisions cannot be interpreted consistently with the Development Agreement, then the Intellectual Property provisions of the Project Addenda shall control.

       (d) CONTENTS OF DEVELOPMENT AGREEMENT: The Development Agreement shall specifically contain (1) Definitions of important terms;
             (2) provisions governing the Working Relationship (e.g., Provision of Deliverables, Delivery Dates, Acceptance Tests, Change Requests, Notices and Contacts); (3) provisions governing the handling of Confidential Information; (4) provisions governing the Intellectual Property rights of the Parties in the event any Project Addenda are silent upon the subject of Intellectual Property; (5) provisions governing the provision of necessary technical support and training; (6) appropriate representations, warranties, limitations of liability and duties to indemnify; and (7) conditions upon which the Development Agreement will terminate; PROVIDED, however, that the provisions of said Development Agreement with respect to, INTER ALIA, intellectual property rights may always be modified by the Parties on a project-by-project basis in the project-based Addenda attached thereto.

10.3. IPR IN THE ABSENCE OF A TIMELY EXECUTED DEVELOPMENT AGREEMENT: In the event the Parties have not negotiated and executed the Development Agreement by the said first business day following the sixtieth (60th) day after the Effective Date of this Agreement, the ownership of the intellectual property rights arising from such development shall be as follows:

       (a) if one Party contributes all material monetary funding and material human resources for any development activity, such Party shall, subject to the provisions of section 9.1 hereof, own all right, title and interest in and to any intellectual property rights arising from such development.

       (b) if each Party has contributed material monetary funding or material human resources for any development activity, all intellectual property rights arising from such development, save for patents, shall be jointly owned with each Party having the right to exploit such intellectual property, including sublicensing thereof, at its sole discretion without reference to the other Party; in the event of a patentable invention, the Parties shall agree as to which of the Parties is to take ownership of any patents which may issue (disputes to be resolved according to the provisions of Article 16 ("Dispute Resolution")). The Party taking ownership may file applications for such patents file such patents, subject to the following:

             i. where the Party having ownership of the patents elects to file for any patent thereon in any country, that Party shall grant to the other Party a non-exclusive, free, unrestricted, full term license (with the right to grant sub-licenses thereunder) to make, have made, use, lease and sell under any such patents; and

             ii. the Party not having ownership of the Patents may file for patents thereon in countries not filed in by the Party having ownership; in such case, the Party having ownership shall, within such time as will enable the other Party conveniently to make timely patent applications in such countries, provide the other Party, at its request, with all signatures and documents necessary for filing applications for and obtaining such patent or patents in such countries, provided that the other Party shall file such patent applications at its own expense (but with such assistance as the Party having ownership may properly give) and the Party having ownership shall be granted, if it so requests, a non-exclusive, free, unrestricted, full term license (with the right to grant sublicenses) for such patents.

                                      ARTICLE 11
                                      LIABILITY

11.1.  DISCLAIMER REGARDING TECHNICAL INFORMATION AND TECHNICAL ASSISTANCE:
       Nortel makes no representations in respect of Technical Information or technical assistance furnished pursuant hereto, but shall furnish such in good faith to the best of its knowledge and ability. Without restricting the generality of the foregoing, there are no representations, warranties or implied conditions as to merchantability or fitness for a particular purpose, or as to whether or not the use of Technical Information or technical assistance supplied hereunder will infringe any patent or any other rights (including intellectual property rights) of any other person.

11.2.  INDEMNIFICATION REGARDING TECHNICAL INFORMATION AND TECHNICAL
       ASSISTANCE: Except as set forth in section 11.5, interWAVE shall indemnify and hold Nortel harmless from any and all claims for damages, losses, expenses or costs (including counsel fees and expenses) arising out of the furnishing or receipt of any Technical Information or technical assistance pursuant hereto and hereby waives any claims that it might have or might pretend to have against Nortel, its employees and agents, as well as those of its Subsidiaries and Affiliates for or arising from the provision of Technical Information or technical assistance.

11.3.  LIABILITY FOR DAMAGE TO INTERWAVE PRODUCTS AND ANCILLARY EQUIPMENT:
       Liability for damage to, or loss of, the interWAVE Products and Ancillary Equipment during shipment and while on Nortel's premises, shall remain with interWAVE, unless such loss or damage is occasioned by the fault or negligence of Nortel, its agents or employees.

11.4. DISCLAIMER AND INDEMNITY REGARDING TESTING SERVICES. NORTEL MAKES NO REPRESENTATIONS WITH RESPECT TO ANY TESTING SERVICES PERFORMED HEREUNDER OR ANY INFORMATION (INCLUDING TEST RESULTS) OR ANY TECHNICAL ASSISTANCE, ADVICE OR CONSULTATION FURNISHED IN CONNECTION WITH THIS AGREEMENT. WITHOUT RESTRICTING THE GENERALITY OF THE FOREGOING, NORTEL MAKES NO WARRANTIES, CONDITIONS, OR REPRESENTATIONS, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. EXCEPT FOR BREACH OF THE COVENANTS OF ARTICLE 8 ("CONFIDENTIAL INFORMATION"), NEITHER NORTEL, NOR ANY DIRECT OR INDIRECT SUBSIDIARY, AFFILIATE, EMPLOYEE OR AGENT OF NORTEL SHALL BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER FOR ANY BREACH OF THIS AGREEMENT, FOR ANY DISCLOSURE OF THE RESULTS OF THE TESTING SERVICES AS PERMITTED BY SECTION 6 ("TECHNICAL

        ASSISTANCE AND TESTING SERVICES"), WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE. IN NO EVENT WILL NORTEL'S, OR ITS SUBSIDIARY'S, AFFILIATE'S, EMPLOYEE'S OR AGENT'S LIABILITY IN CONNECTION WITH THIS AGREEMENT, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, EXCEED THE COST OF THE TESTING SERVICES PROVIDED HEREUNDER. interWAVE SHALL INDEMNIFY AND HOLD NORTEL, ITS DIRECT OR INDIRECT SUBSIDIARIES, AFFILIATES, EMPLOYEES AND AGENTS, HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS OR SUITS BROUGHT BY ANY THIRD PARTIES IN RESPECT OF ANY SUCH TESTING SERVICES,
        DISCLOSURE OF THE RESULTS OF SUCH TESTING SERVICES AS PERMITTED BY
        SECTION 6, INFORMATION, TECHNICAL ASSISTANCE, ADVICE, OR CONSULTATION, EXCEPT WHERE SUCH ACTIONS OR SUITS ARE ATTRIBUTABLE TO THE NEGLIGENCE
        OF NORTEL AND ARE FOR DIRECT DAMAGES DUE TO PERSONAL INJURY OR TANGIBLE PROPERTY DAMAGE WHICH OCCURS (A) AT NORTEL'S PREMISES WHERE TESTING SERVICES TAKES PLACE AND (B) DURING THE PERFORMANCE OF THE TESTING SERVICES.

11.5. Each party (the "Indemnifying Party") shall indemnify and save harmless the other party (the "Indemnified Party") from any liability or claim (including, without limitation, the costs and reasonable attorney's fees in connection therewith) that may be made by a third party for injury, including death, to persons or damages to property arising directly out of the Indemnifying Party's negligent acts or omissions in connection with such Indemnifying Party's performance of its obligations or exercise of its rights under this Agreement provided that the Indemnified Party has no contributory fault in connection with such liability or claim.

                                   ARTICLE 12
                                 FORCE MAJEURE

12.1. If the performance of a party of any of its obligations pursuant to this Agreement is prevented, restricted, or interfered with by any circumstances beyond the reasonable control of that party, including without limitation, (a) fire, explosion, epidemic, hailstorm, hurricane, lightning, tornado, cyclone, flood, or other act of nature,
        (b) unavailability of supplies or sources of energy, power failure or breakdown of machinery, (c) war, revolution, civil commotion, acts of public enemies, blockade, or embargo, (d) any law, order, proclamation, regulation, ordinance, demand, or requirement of any government or any subdivision, authority or representative of any government, or (e) labor difficulties, including, without limitation, strikes, slowdowns, picketing or boycotts, then the party whose performance has been prevented, restricted, or interfered with shall be excused from such performance on a day-to-day basis to the extent of such prevention, restriction, or interference; provided such party shall use its best efforts to avoid or remove such causes of non-performance and shall proceed to perform with dispatch whenever such causes are removed or cease. In the event Nortel is unable to perform the Testing in accordance with Nortel's schedule as a result of any non-performance by interWAVE which is excused pursuant to this Section, Nortel shall be entitled to reschedule such Testing as Nortel determines to be appropriate.

                                    ARTICLE 13
                                   REGISTRATION

13.1 Any approval of this Agreement by the Government of Bermuda, or any other government, or any officer or agent thereof, which is required to enable interWAVE to perform this Agreement shall be secured in writing by interWAVE who shall supply the same, or a true copy thereof, to Nortel within ninety (90) days of the date of execution of this Agreement.

                                    ARTICLE 14
                                     DURATION

14.1. This Agreement shall commence on the date of its execution and terminate (save with the exception of the survivorship provisions) upon termination of the OEM Agreement, unless earlier terminated as hereinafter set forth, provided that upon termination, the parties agree to negotiate in good faith the extension of those portions of this Agreement relevant to interWAVE's ongoing support obligations to Nortel including any obligations arising under the ORIGINAL EQUIPMENT MANUFACTURING (OEM) AGREEMENT.

                                    ARTICLE 15
                                    TERMINATION

15.1. BREACH: In the event either Party shall be in breach of, or fail to perform one or more of its material obligations under, this Agreement, the other Party may, by notice to the Party in default, require the remedy of the breach or the performance of the obligation and, if the Party so notified fails to remedy such breach or perform such obligation within ninety (90) days of the forwarding of a notice so to do, the other Party may, by notice, terminate this Agreement.

15.2. UNENFORCEABILITY: In the event of an enforceable decision or directive declaring invalid an essential part of this Agreement, without which this Agreement would not have been entered into, this Agreement may, at the option of either Party, be terminated upon the giving of notice to the other Party. Save as before set forth, in the event that any term, clause, provision or condition of this Agreement shall be similarly adjudged invalid for any reason whatsoever, such invalidity shall not affect the validity or operation of any other term, clause, provision or condition and such invalid term, clause, provision or condition shall be deemed to have been deleted from this Agreement.

15.3. INSOLVENCY: In the event interWAVE commits any act of bankruptcy, or compounds with its creditors; or a petition or receiving order in bankruptcy is presented or made against interWAVE; or a petition for an administration order is presented in relation to interWAVE; or a resolution or petition to wind up interWAVE (other than for a legal reconstruction, reorganization or amalgamation) or a receiver or administrative receiver is appointed; and such act or petition is not cured, dismissed, or withdrawn within sixty (60) days thereafter; or interWAVE ceases to carry on business, Nortel may, without any delay, by notice, terminate this Agreement. Any licenses and rights granted under this Agreement by interWAVE to and through Nortel are, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of "intellectual property" within the meaning of Section 101 of the Bankruptcy Code. Upon the commencement of a bankruptcy proceeding involving interWAVE, Nortel shall be entitled to retain and may fully exercise all rights and elections available under the Bankruptcy Code.

15.4. GOVERNMENTAL APPROVALS: In the event this Agreement does not receive all requisite approvals of any Government or governmental agency or officer within the period stipulated in Article 13 ('Registration") hereof, this Agreement may, at the option of either Party, be terminated upon notice to the other Party, but such termination shall not affect any undertakings of confidentiality or non-use provided in this Agreement.

15.5. PRODUCT SOFTWARE: Notwithstanding anything else contained herein, in the event this Agreement is terminated, each sublicensee of Product Software shall continue to have the right to use Product Software provided:

      (a) such sublicensee is not in default under its written sublicense agreement with interWAVE; and

      (b) such sublicense agreement is not inconsistent with the terms of this Agreement.

15.6. SURVIVAL: The provisions of Article 2 (Technical Information Grant),
      Article 4 (Software Grant), Article 8 ("Confidential Information") related to confidentiality and non-use, the provisions of Article 9 ("Grant Back License"), the provisions of Article 10 ("Development Agreements"), and the provisions of Article 11 ("Liability") shall survive the termination of this Agreement. Upon any termination of this Agreement, interWAVE shall, at Nortel's expense, ship the Test Bed to a location in the continental United States as designated by Nortel.

                                   ARTICLE 16

                               DISPUTE RESOLUTION

16.1. In the event the Parties are unable to amicably settle disputes between them, and unless the Parties mutually elect to pursue an alternative dispute procedure, whether binding or non-binding, all actions or proceedings to enforce, or which arise in connection with or relate to, this Agreement, any of the agreements in the form of Exhibits hereto or any of the transactions contemplated hereby or thereby shall be brought and litigated exclusively in the United States District Court, Northern District of California (or, in the event such court does not have jurisdiction, the courts of the State of California located in such district), unless such actions or proceedings are required to be brought in another court to obtain subject matter jurisdiction over the matter in controversy. In any such actions or proceedings, service of process may be made upon the other Party hereto by registered or certified mail, return receipt requested, to its address indicated herein, which service shall be deemed effective 10 days after mailing. Each of the Parties hereto (i) consents to the jurisdiction of such court or courts and to service of process by registered or certified mail, as provided above, or by any other manner provided by the laws of the State of California and the rules of such courts and (ii) waives any right it may have to assert the doctrine of FORUM NON CONVENIENS, to assert that it is not subject to the jurisdiction of such courts or to object to venue to the extent any action or proceeding is brought in accordance with this sub-clause.

16.2 WAIVER OF TRIAL BY JURY. INTERWAVE AND NORTEL WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING UNDER THIS AGREEMENT OR ANY ACTION OR PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES ANY SUCH ACTION OR PROCEEDING.

                                  ARTICLE 17

                                   NOTICES

17.1. FORM OF NOTICE: Any and all notices or other information to be given by one of the Parties to the other shall be in writing and shall be deemed sufficiently given when forwarded by prepaid, registered or certified first class air mail or by telegram, telex, facsimile transmission or hand delivery to the other Party at the following address:

      (a)  if to Nortel:                Northern Telecom Limited
                                        8200 Dixie Road, Suite 100
                                        Brampton, Ontario
                                        Canada L6T 5P6
                                        Attention: Secretary

      (b)  if to interWAVE:             interWAVE Communications International
                                        656 Bair Island Road
                                        Redwood City, CA 94063
                                        Attention: Chief Financial Officer

      and such notices shall be deemed to have been received fifteen (15) business days after mailing if forwarded by mail, and the following business day if forwarded by telegram, telex, facsimile transmission or hand.

17.2. CHANGE OF ADDRESS: The aforementioned address of either Party may be changed at any time by giving fifteen (15) business days prior notice to the other Party in accordance with the foregoing.

17.3. BEST EFFORTS: In the event of a generally-prevailing labor dispute or other situation which will delay or impede the giving of notice by any such means, in either the country of origin or of destination, the notice shall be given by such specified mode as will be most reliable and expeditious and least affected by such dispute or situation.

                                  ARTICLE 18
                                  ASSIGNMENT

18.1. ASSIGNMENT: This Agreement shall not be assigned or transferred by either Party, whether by way of merger, amalgamation, consolidation, reorganization, assignment, transfer, operation of law or otherwise, except with the written consent of the other or as otherwise provided pursuant to this Article.

18.2. Notwithstanding section 18.1, nothing herein shall prevent interWAVE from asssigning this Agreement, in its entirety, including all of its rights hereunder, to any person (the "Assignee"):

           (a) to whom interWAVE transfers substantially all of its assets; or

           (b) with whom interWAVE merges, amalgamates, consolidates or reorganizes and who thereby becomes the successor to the business of interWAVE;

      provided that:

           (a) if such Assignee is a Competitor of Nortel (as defined below) the provisions of section 18.4 below shall apply; and

              (b) the financial condition of such Assignee as of the date of such assignment shall be not substantially worse than the financial condition of interWAVE as of the Effective Date of this Agreement; and

              (c) such Assignee agrees in writing to Nortel (the
              "Acknowledgment") that it has assumed all obligations of interWAVE hereunder and shall be bound by the terms and conditions of this Agreement.

18.3. For the purpose of this section a "Competitor of Nortel" means any person with whom Nortel competes and which has greater than two (2%) percent market share in the wireless telecommunications infrastructure products market. Notwithstanding the foregoing, a person shall not be deemed to be a Competitor of Nortel simply by virtue of any competition arising solely from its acquisition of the business of interWAVE. Nortel shall, from time to time, upon request from interWAVE, and in consultation with interWAVE, provide interWAVE with a current list of Competitors of Nortel and interWAVE shall be entitled to rely on such list for the purposes of section 18.2 until the later of: (i) one hundred and eighty
          (180) days from the date of issue by Nortel; or (ii) the date on which a new list is received by interWAVE.

18.4. If the Assignee is a Competitor of Nortel, then within thirty (30) days of Nortel's receipt of the Acknowledgment, Nortel shall be entitled, at its option effective upon written notice to interWAVE, to terminate the following provisions of this Agreement (a "Partial Termination"): "Furnishing of Technical Information" (Article 5), "Technical Assistance and Testing Services" (Article
          6), "Mobile Switching Centre" (Section 7.1), GSM Component Purchases (Section 7.2), and "Access" (Section 7.4) and to terminate any Development Agreement made between the parties as contemplated by Article 10. In the event:

          (a)     of a Partial Termination; or

          (b) that this Agreement is terminated by interWAVE as a result of a breach hereunder by Nortel; or,

          (c) that this Agreement is terminated as a result of a breach by Nortel under the OEM Agreement causing a termination of the OEM Agreement; or

          (d) that this Agreement is terminated by Nortel pursuant to the provisions of section 15.2 hereof (Unenforceability),

Nortel shall refund to interWAVE, in either $US dollars or interWAVE shares at Nortel's option, an amount calculated in accordance with the provisions of Schedule D. Notwithstanding the foregoing, Nortel shall pay the refund in cash if the Fair Market Value (defined in accordance with the principles articulated in Section 3.4(d)(iv)(d) of interWAVE's By-Laws) of one share of interWAVE Series G Preferred Stock (a "Share") is less than six dollars and six cents United States dollars ($U.S.6.06) per share.

18.5. Notwithstanding section 18.1, this Agreement may be assigned by Nortel to any of its Subsidiaries or Affiliates upon notice to interWAVE.

18.6. Notwithstanding any assignment, the Parties hereto shall remain liable for their respective obligations hereunder

                                  ARTICLE 19

                                    GENERAL

19.1. GOVERNMENTAL APPROVALS: The Parties recognize that the transfer of Technical Information and Development Software to foreign countries may be subject to the specific approval of the governments of said foreign countries, or various agencies thereof, and international control organizations in which that government participates, and that such governments or agencies may require further approval before the communication or transfer of any Technical Information or the sale of interWAVE Products and Developed Products is made to or for a country other than the U.S.A. Accordingly, interWAVE shall not sell or lease interWAVE Products and Developed Products or transfer or communicate Technical Information into any such countries without receiving such prior specific approval.

19.2. PREEXISTING DUTIES: Nothing in this Agreement shall be construed as requiring Nortel to disclose Technical Information, to grant rights under licenses, or to render any technical assistance, which would violate any confidentiality undertakings which it has towards third persons or which would violate any present or future law or decree of any government or governmental officer or agency, and nothing contained herein shall require the disclosure of Technical Information which would increase or impose any obligations on Nortel with respect to third parties. In the event that Nortel determines that any disclosure by it hereunder would require the consent of any third party, Nortel agrees to use reasonable efforts to obtain the consent of such third party to the disclosure.

19.3. EXCLUSIONS: Nothing contained in this Agreement shall be construed as:

          (a) requiring Nortel to file any patent application, to secure any patent or other intellectual property right or to maintain any patent or other intellectual property right in force;

          (b) constituting a warranty or representation by Nortel as to the validity or scope of any patent or other intellectual property right licensed hereunder;

          (c) constituting a warranty or representation by Nortel that any manufacture, use, lease, sale or sublicense by interWAVE hereunder will be free from infringement of patents or other intellectual property rights other than those under which, and to the extent to which, licenses are granted hereunder;

          (d) constituting an agreement to bring or prosecute actions or suits against third parties for infringements;

          (e) conferring any right to use, in advertising, publicity or otherwise, any name, trade name or trademark, or any contraction, abbreviation or simulation thereof; or

          (f) conferring by implication, estoppel or otherwise upon interWAVE any license or other right under any patent or other intellectual property right, except the licenses and rights expressly granted hereunder to interWAVE.

19.4. AUTONOMY: Nothing contained in this Agreement shall limit in any manner Nortel's right to discontinue or change the design or characteristics of its products at any time without notice and without liability.

19.5. NOTICE OF BREACH: The failure of either Party to give notice to the other Party of the breach or non-fulfillment of any term, clause, provision or condition of this Agreement shall not constitute a waiver thereof, nor shall the waiver of any breach or non-fulfillment of any term, clause, provision or condition of this Agreement constitute a waiver of any other breach or non-fulfillment of that or any other term, clause, provision or condition of this Agreement.

19.6. INTEGRATION / ENTIRE AGREEMENT: This Agreement sets forth the entire agreement and understanding between the Parties with respect to Technical Information and interWAVE's use thereof, save for Development Agreements, and supersedes and cancels all previous negotiations, agreements, commitments and writings in respect to the subject matter hereof. Neither Party hereto shall be bound by any term, clause, provision or condition save as expressly provided in this Agreement or as duly set forth on or subsequent to the date hereof in writing, signed by duly authorized officers of the Parties.

19.7. INDEPENDENT PARTIES: Nothing in this Agreement shall be construed as establishing or implying any partnership between the Parties hereto, and nothing in this Agreement shall be deemed to constitute either of the Parties hereto as the agent of the other Party or authorize either Party to incur any expenses on behalf of the other Party or to commit the other Party in any way whatsoever, without obtaining the other Party's prior written consent.

19.8. CONFIDENTIALITY OF TERMS, PUBLICITY: The existence of this Agreement, as well as its terms and conditions, shall be held in confidence by both Parties and only disclosed as may be agreed to by both Parties or as may be required to meet security disclosure or export permit requirements. Neither Party shall make public statements or issue publicity or media releases with regard to this agreement or the relationship between the Parties without the prior written approval of the other Party.

19.9. GOVERNING LAW: This Agreement and all Purchase Orders shall be governed by the laws of the State of California, without application of conflict of law rules. The Vienna International Convention for the Sale of Goods shall not apply.

          IN WITNESS WHEREOF, the Parties hereto have signed and executed this Agreement on the date first above mentioned.


NORTHERN TELECOM LIMITED          interWAVE Communications International, Ltd.


Per: /s/ [ILLEGIBLE]                   Per: /s/ [ILLEGIBLE]
    --------------------              ---------------------

Per:                              Per:
    --------------------              ---------------------

                                SCHEDULE "A"

                             SUPPORT INFORMATION

A-interface

#   Title                 Reference                Description
-----------------------------------------------------------------------------------------------
1   Approved GSM          http://136.147.68.68/    References the latest GSM specs.
    specs. Reference      plm/PLP/index.html       That are used by Nortel
    table
-----------------------------------------------------------------------------------------------
2   BSS v9 conformance    Pe/bss/dd/94             Provides the table of compliance
    to GSM phase2         3.2en                    against the latest GSM specs.
-----------------------------------------------------------------------------------------------
3   BSS fmg validation    Pe/sys/djd/244           Test specifications used to establish
    test specification    5.1en                    compliancy
-----------------------------------------------------------------------------------------------
4   BSS load, fmg,        Pe/sys/djd/402           Test spec for traffic management
    stability test spec                            functions under load
-----------------------------------------------------------------------------------------------
5   GSM BSSMAP spec.      Pe/bss/dd/0060           A interface procedure definition in the
    Procedures            V8.02                    view of the BSS
-----------------------------------------------------------------------------------------------
6   GSM BSSMAP spec.      Pe/bss/dd/0066           A interface message dictionary
    Messages              V8.02
-----------------------------------------------------------------------------------------------
7   DMS-MSC MAP           PLS/MMA2BC               Complete MAP Phase 2 spec
    Phase 2
    Specification
-----------------------------------------------------------------------------------------------
8   NSS GSM08             http://136.147.68.68/    This document provides the NSS
    compliance            rdops/sysint/SPECX       compliance table for the GSM08
                          FR/approved spec/i       release
                          ndex.html
-----------------------------------------------------------------------------------------------

Air-interface

#   Title                           Reference                Description
-----------------------------------------------------------------------------------------------
9   BSS L1M validation test         Pe/sys/djd/025           BSS v10 layer 1
    specification                   0                        management
                                    V06.02/en                functions
-----------------------------------------------------------------------------------------------
10  BSS TMG validation test         Pe/sys/djd/024           Traffic management
    specification Tome1             4                        functional test (V10)
                                    V06.02/en
-----------------------------------------------------------------------------------------------
11  BSS TMG validation test         Pe/sys/djd/024           Traffic management
    specification Tome2             2                        functional test (V10)
                                    V02.02/en
-----------------------------------------------------------------------------------------------

MSC - PSTN (SS7,R1,R2,PRI)

#   Title                           Reference                Description
-----------------------------------------------------------------------------------------------
12  NSS GSM08 compliance            http://136.147.68.68     This document
                                    /rdops/sysint/SPEC       provides the NSS
                                    XFR/approved_spec        compliance table for
                                    /index.html              the GSM08 release
-----------------------------------------------------------------------------------------------
13  ETSI ISUP Specification         PLS/ETSIISUP/AD0         Generic list of
                                    4                        specification and
                                                             procedure to adopt
                                                             country specific ISUP
-----------------------------------------------------------------------------------------------
14  ETSI ISUP R2 Interworking       PLS/ETSIIR2IW/AB         Specification and tests
                                    03                       for R2 PSTN
                                                             termination
-----------------------------------------------------------------------------------------------
15  ETSI PRI < > ETSI ISUP          PLS/EPRIESUP/AA          Specification and tests
    Interworking                    09                       for PRI PSTN
                                    Release 8.3              termination
-----------------------------------------------------------------------------------------------

MSC - TWF

-----------------------------------------------------------------------------------------------
#   Title                           Reference                Description
-----------------------------------------------------------------------------------------------
16  MSC/IWF interface Protocol      PLS/MSCIWF               Specifies the interface with
    Specification                                            the Motorola IWF
-----------------------------------------------------------------------------------------------

MAP (HLR - MSC, MSC - MSC, SMS - HLR/MSC, HLR/MSC-SIM)

#   Title                           Reference                Description
-----------------------------------------------------------------------------------------------
17  DMS HLR MAP v.2                 Ae1338rt.ab01            Description of the MAP access
    Support                                                  protocols to the HLR
-----------------------------------------------------------------------------------------------
18  DMS HLR basic                   Ae1338dd.ab01            Description of inter-MSC
    roaming                                                  protocols for roaming
-----------------------------------------------------------------------------------------------
19  HLR/AUC PS FILE                 FMDOC/HMDFT              Describes the interfaces
    TRANSFER SPEC.                                           supported by the HLR/AUC
                                                             Provisioning Server for the
                                                             processing of files containing
                                                             provisioning data.
-----------------------------------------------------------------------------------------------
20  MOBILE SUBSCRIBER               PLS                      Describes the interface between
    PROVISIONING                    FMDOC/MSPPS              the (AdC) for subscription
    PROTOCOL                                                 administration towards a DMS
                                                             HLR via a DMS HLR/AUC
                                                             Provisioning Server (HLR-PS).
-----------------------------------------------------------------------------------------------
21  SIM PERSONALIZATION             PLS                      Describes the interface between
    SYSTEM INTERFACE                FMDOC/SPSIS              the SIM Personalization System
                                                             (SPS) and the HLR/AUC
                                                             Mediation Device for the
                                                             creation and deletion of
                                                             subscribers.
-----------------------------------------------------------------------------------------------

VMS - MSC/HLR

#   Title                           Reference                    Description
-----------------------------------------------------------------------------------------------
22  VMS acceptance test             Inter - op test lab library  Lists the test cases and
    plan                                                         procedures for VMS
-----------------------------------------------------------------------------------------------

SMS - MSC/HLR

-----------------------------------------------------------------------------------------
#    Title                      Reference                     Description
-----------------------------------------------------------------------------------------
23   SMS acceptance test plan   Inter - op test lab library   Lists the test cases and
                                                              procedures for SMS
-----------------------------------------------------------------------------------------


BILLING

-----------------------------------------------------------------------------------------
#    Title                      Reference                     Description
-----------------------------------------------------------------------------------------
24   MSC FTAM                   PLS/DOC/MSC/FTAM              Describes the structure of
                                                              the CDR in FTAM mode
-----------------------------------------------------------------------------------------
25   MSC XFER                   PLS/DOC/MSC/XFER              Describes the structure of
                                                              the CDR in XFER mode
-----------------------------------------------------------------------------------------
26   Q-239-1 MSC                PLS/DOC/MSC/Q239              Lists CDR parameters
-----------------------------------------------------------------------------------------


PBX INTERWORKING

-------------------------------------------------------------------------------------------
#    Title                      Reference                     Description
-------------------------------------------------------------------------------------------
27   PABX Interworking          Document in progress          This document will describe
     test specification                                       the interworking test for GSM
                                                              MSC with Nortel PBX products
-------------------------------------------------------------------------------------------

                                 SCHEDULE "B"

                               NORTEL LAB COSTS

       NTP Documentation*                               $200/doc
       Consulting Services                              $195/hr
       Engineering Support                              $195/hr

       Lab Setup Fee                                    $3200/visit
       Test Plan Review Fee                             $1200/plan
       Onsite Lab Access (incl. Technical Support)      $3120/day

       Remote Lab Access                                $3120/day
       Author Test Plan                                 $8000/plan
       Exit Report                                      $5200/report

       MSC Access Cost
            Lab Setup Fee                               $3200/visit
            Engineering Support [two engineers]         $390/hr

- Documentation fees are per document and do not include interpretation. *"NTP" means Northern Telecom Practice.

- Consulting Services and Lab Access are quoted per job based on a specific statement of work.

-   On site and remote access is available in one-day (i.e., 8-hour) increments.

-   Fees are required in advance.

                                  SCHEDULE C

                           TEST BED SPECIFICATIONS

Part No.                   Description                   Qty
-------------------------------------------------------------
M5060N          WAVEXchange NSS                          1
S500400N        WAVEXchange NSS S/W - Base               1
S500500N        WAVEXchange NSS S/W - per TRX            24

M5030N          WAVEXpress BSC-30                        2

M5320N          WAVEXpress 3-TRX BTS (900Mhz)            4

M5322N          WAVEXpress 3-TRX BTS (1800Mhz)           4

M8050SN         WAVEView OMC-200                         1
S500600N        WAVEView OMC-200 S/W - Base              1
S500700N        WAVEView OMC-200 S/W - per TRX           24

interWAVE shall provide like for like card substitutions to allow Nortel to test GSM 1900 versions of interWAVE products.

                                  SCHEDULE D
                          PARTIAL TERMINATION REFUND

DATE OF PARTIAL TERMINATION    PERCENT REFUND    INTERWAVE SHARES* OR US$*
--------------------------------------------------------------------------
Prior to 1st Anniversary**          65%          375,556           $2.275 m
Prior to 2nd Anniversary            45%          260,000           $1.575 m
Prior to 3rd Anniversary            30%          173,333           $1.05 m
Prior to 4th Anniversary            15%           86,667           $0.525 m
After 4th Anniversary               0               0              $0

* For greater certainty, the refund shall be paid in Shares or cash, but not both, and the amounts shown are based on consideration of three million, five hundred thousand US dollars (US$3,500,000) or five hundred and seventy-seven thousand, seven hundred and seventy-eight (577,778) interWAVE shares.

** Anniversary refers to the anniversary of the Effective Date.